UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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HARROW, INC.

(Name of Registrant as Specified in its Charter)

(Name of person(s) filing proxy statement, if other than the Registrant)

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HARROW®

Your patients. Our purpose.

Proxy Statement and Notice of 2026 Annual Meeting of Stockholders

Nasdaq: **HROW**

ABOUT HARROW

Harrow, Inc. (“Harrow” or the “Company”) is a leading provider of ophthalmic disease management solutions in North America, founded with a commitment to deliver safe, effective, accessible and affordable medications that enhance patient compliance and improve clinical outcomes. For over a decade, we have partnered with U.S. eyecare professionals to build a comprehensive portfolio of high-quality products used to manage ophthalmic conditions affecting both the front and back of the eye, including dry eye disease, wet age-related macular degeneration, cataracts, refractive errors, glaucoma, ocular surface conditions and retina diseases. We have expanded our branded ophthalmic portfolio through acquisitions, licensing transactions and internal investment, and we continue to advance a pipeline of differentiated therapies designed to address unmet needs in eyecare. By prioritizing clinical value for both providers and patients, Harrow seeks to enhance patient outcomes and preserve vision. By combining creativity, entrepreneurship and innovation with operational discipline and strong financial performance, we are building a future where life-changing ophthalmic treatments are within reach for all.

FORWARD-LOOKING STATEMENTS

This Proxy Statement contains “forward-looking statements” within the meaning of the federal securities laws. All statements contained in this Proxy Statement other than statements of historical fact are forward-looking statements, including statements regarding our expectations, beliefs, plans, objectives, assumptions or future events or performance.

In some cases, forward-looking statements may be identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions, although not all forward-looking statements contain these identifying words. These statements are based on management’s current expectations, assumptions, estimates and beliefs and are subject to known and unknown risks, uncertainties and other factors, many of which are beyond our control, that could cause actual results or outcomes to differ materially from those expressed in, or implied by, the forward-looking statements.

These risks, uncertainties and other factors include, among others, risks related to our business, financial condition, results of operations, strategy, product commercialization, regulatory matters, supply and manufacturing arrangements, intellectual property, litigation, indebtedness, cybersecurity, and other risks described under the caption “Risk Factors” and elsewhere in Harrow, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission (the “SEC”) on March 2, 2026, and in our other filings with the SEC.

All forward-looking statements in this Proxy Statement are expressly qualified in their entirety by these cautionary statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this Proxy Statement. Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this Proxy Statement.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date/Time of Annual Meeting

Thursday, June 18, 2026

8:00 AM (CT)

Location

Who May Vote

How to Vote

Your vote is important to us.
Whether or not you plan to attend the Annual Meeting, we urge you to submit your proxy or voting instructions now via the internet, telephone or mail to instruct how your shares are to be voted at the meeting. See "Q&A About the Proxy Materials and Annual Meeting" in the Company's proxy statement for further instructions. We appreciate your continued support.

By Internet: www.proxyvote.com
By telephone: 1-800-690-6903
By mail: Mail your signed proxy card

To the Stockholders of Harrow, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Harrow, Inc. (the "Company") will be held on June 18, 2026, at 8:00 a.m. (Central Time), at the Company's corporate office located at 1A Burton Hills Blvd., Suite 200, Nashville, TN 37215, for the following purposes:

Items of Business

1. To elect to the Board of Directors the four (4) director nominees named in the accompanying proxy statement to serve until the 2027 Annual Meeting of Stockholders and until their successors are duly elected and qualified.
2. To approve, on a non-binding, advisory basis, the compensation of the Company's named executive officers.
3. To ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026.
4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors is not aware of any other matters that will be presented for action.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. All stockholders are invited to attend the meeting.

By Order of the Board of Directors,

Nashville, Tennessee
April 24, 2026

April 24, 2026

Dear Stockholder:

You are cordially invited to attend the 2026 Annual Meeting of Stockholders of Harrow, Inc. (the “Annual Meeting”), which will be held at our corporate office located at 1A Burton Hills Blvd., Suite 200, Nashville, TN 37215, on June 18, 2026, at 8:00 a.m. (Central Time).

In accordance with rules adopted by the Securities and Exchange Commission, we are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of the Proxy Statement and our Annual Report for the fiscal year ended December 31, 2025 (the “Annual Report”). The Notice of Internet Availability of Proxy Materials contains instructions on how stockholders can access the proxy documents over the Internet as well as how stockholders can receive a paper copy of our proxy materials, including the Proxy Statement, the Annual Report and a form of proxy card.

The notice of meeting and Proxy Statement describe the matters to be acted upon at the Annual Meeting. If you plan to attend the Annual Meeting and your shares are held in street name (by a broker, for example), you should ask the record holder for a legal proxy and bring it with you to the Annual Meeting, so that we can verify your ownership of Harrow, Inc. stock. Please note that if your shares are held in street name and you do not bring a legal proxy from the record holder, although you will be able to attend the Annual Meeting, you will not be able to vote at the Annual Meeting.

Whether or not you plan to attend the Annual Meeting personally, and regardless of the number of shares you own, it is important that your shares be represented at the Annual Meeting. Accordingly, we urge you to promptly complete the proxy card and return it to our Corporate Secretary at 1A Burton Hills Blvd., Suite 200, Nashville, TN 37215, or to promptly use the telephone or Internet voting system. If you do attend the Annual Meeting and wish to vote in person, you may withdraw a previously submitted proxy at that time.

Sincerely,

Mark L. Baum
Chief Executive Officer and Chairman of the Board of Directors

PROXY SUMMARY

The Board of Directors (the “Board” or “Board of Directors”) of Harrow, Inc. (the “Company”) is committed to strong corporate governance, independent oversight, and an executive compensation program designed to align management incentives with long-term stockholder value creation. As reflected in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 (the “Annual Report”), the Company is now subject to the expanded disclosure and internal control requirements applicable to a large accelerated filer that is no longer a smaller reporting company, and this proxy statement (this “Proxy Statement”) reflects that broader governance and executive compensation disclosure framework.

2026 Annual Meeting at a Glance

Item	Details
Date	June 18, 2026
Time	8:00 a.m. Central Time
Location	Harrow Corporate Headquarters, 1A Burton Hills Blvd., Suite 200, Nashville, Tennessee
Record Date	April 21, 2026

Only holders of record of shares of our common stock at the close of business on the record date, April 21, 2026, will be entitled to vote at the Annual Meeting of Stockholders (the “Annual Meeting”). For additional information regarding voting procedures, attendance at the Annual Meeting, proxy revocation and the availability of proxy materials, see “Q&A About the Proxy Materials and Annual Meeting” beginning on page 45.

Matters To Be Voted On

This summary highlights selected information contained elsewhere in this Proxy Statement and is intended to assist stockholders in evaluating the matters to be voted on at the 2026 Annual Meeting of Stockholders of Harrow, Inc.

Proposal	Description	Board Recommendation
Proposal 1	Election of four directors	FOR each director nominee
Proposal 2	Advisory (non-binding) vote to approve named executive officer compensation	FOR
Proposal 3	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026	FOR

Proposal 1 Summary – Board of Directors

Our Board currently consists of four directors. The Board believes its composition reflects a balanced mix of leadership, financial expertise, industry knowledge, and governance experience aligned with the Company’s strategic priorities.

				Committee Membership
Director	Position	Director Since	Independent	Audit	Compensation	Nomination and Corporate Governance
Mark L. Baum	Chairman of the Board and Chief Executive Officer	2011	No
Adrienne L. Graves	Independent Director	2024	Yes		(Chair)	(Chair)
Lauren P. Silvernail	Independent Director / Audit Committee Financial Expert	2024	Yes	(Chair)
Perry J. Sternberg	Lead Independent Director	2022	Yes

The Board believes its current leadership structure supports effective oversight of the Company’s strategy, operations, and risk management. Because the roles of Chairman of the Board and Chief Executive Officer are currently combined, the Board believes that strong independent oversight is important and is supported by the role of the Lead Independent Director and the fully independent standing committees of the Board.

Harrow, Inc. 2026 Proxy Statement	1

Board and Governance Highlights

We believe our governance framework and leadership structure support accountability, independent oversight, and long-term alignment with stockholder interests. Key features of our governance framework include:

●	Independent Board Oversight. Three of our four director nominees are independent under Nasdaq listing standards.
●	Fully Independent Standing Committees. Each of the Audit Committee, Compensation Committee, and Nomination and Corporate Governance Committee is composed entirely of independent directors.
●	Lead Independent Director. Our Board has appointed a Lead Independent Director to support effective and independent Board oversight.
●	Board Risk Oversight. The Board and its committees oversee the Company’s strategic, operational, financial, legal, regulatory, and cybersecurity risks.
●	Strong Governance Policies. We maintain a Code of Business Conduct and Ethics and an insider trading policy addressing short sales, pledging, margin accounts, and hedging or monetization transactions, among other topics.

Board Committees

Each of the Board’s standing committees is composed entirely of independent directors:

Committee	Members
Audit Committee	Lauren P. Silvernail (Chair), Adrienne L. Graves, Perry J. Sternberg
Compensation Committee	Adrienne L. Graves (Chair), Lauren P. Silvernail, Perry J. Sternberg
Nomination and Corporate Governance Committee	Adrienne L. Graves (Chair), Lauren P. Silvernail, Perry J. Sternberg

These committees assist the Board in overseeing key areas of the Company’s governance and operations, including financial reporting and internal controls, executive compensation, Board composition and governance practices, and risk oversight.

Proposal 2 Summary – Executive Compensation Highlights

The Company’s executive compensation program is designed to align pay with performance and long-term stockholder value creation. For 2025, the Compensation Committee considered Company performance based on factors that included revenue, adjusted EBITDA, specified product performance and debt refinancing, and approved annual cash incentive awards at 100% of target for Messrs. Baum and Boll. In addition, the Compensation Committee granted performance stock unit awards to Messrs. Baum and Boll in 2025 that are subject to a three-year continued service requirement and stock price targets ranging from $50 to $100 per share over a five-year term.

Key Features of Our Executive Compensation Program

●	Pay-for-Performance Philosophy. A significant portion of named executive officer compensation is variable and tied to Company performance.
●	Performance-Based Incentives. Annual incentive compensation is designed to reflect Company performance, including financial and operational results.
●	Long-Term Alignment. Equity compensation is intended to support retention and align executives’ interests with long-term stockholder value creation.
●	Independent Compensation Oversight. The Compensation Committee oversees executive compensation decisions and regularly retains an independent compensation consultant.

2025 Performance Outcomes

The Compensation Committee determined that Company performance achieved target levels in 2025. As described in the Compensation Discussion and Analysis section of this Proxy Statement, the Compensation Committee considered, among other things, the Company’s year-over-year revenue growth, improved profitability and adjusted EBITDA results, execution against product and commercialization objectives, and our debt refinancing process during the year, along with other business development initiatives. Based on this performance, annual incentive bonuses were paid at target levels for certain executives, and equity awards were granted to reinforce long-term alignment with stockholder value creation.

Harrow, Inc. 2026 Proxy Statement	2

Compensation Disclosure Included in This Proxy Statement

This Proxy Statement includes Compensation Discussion and Analysis, executive compensation tables, CEO pay ratio disclosure, and pay-versus-performance disclosure. These disclosures are intended to provide stockholders with additional transparency regarding the Company’s compensation philosophy, compensation decisions, and the relationship between executive compensation and Company performance.

Proposal 3 Summary – Ratification of Independent Auditor

The Audit Committee has selected Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, and has directed that the appointment be submitted to stockholders for ratification at the Annual Meeting. Deloitte served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2025, and continues to serve in that capacity. Representatives of Deloitte are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire, and will be available to respond to appropriate questions. The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent auditor and evaluates the auditor’s qualifications, performance, and independence.

Why The Board Recommends a Vote for Each Proposal

The Board recommends that stockholders vote:

●	FOR each director nominee named in Proposal 1, because the Board believes that each director nominee contributes valuable leadership, industry, financial, and governance expertise;
●	FOR Proposal 2, because the Board believes that the Company’s executive compensation program appropriately aligns pay with performance and long-term stockholder interests; and
●	FOR Proposal 3, because the Board and the Audit Committee believe that Deloitte & Touche LLP is well qualified to continue serving as the Company’s independent registered public accounting firm.

Harrow, Inc. 2026 Proxy Statement	3

PROXY STATEMENT

For Annual Meeting of Stockholders to be held on June 18, 2026

General

This Proxy Statement is furnished in connection with the solicitation by the Company’s Board of Directors of proxies for use at the Annual Meeting to be held at the Company’s corporate office located at 1A Burton Hills Blvd., Suite 200, Nashville, Tennessee 37215, on June 18, 2026, at 8:00 a.m. (Central Time), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”). We expect to mail or make available this Proxy Statement and the accompanying materials, including our Annual Report, the Notice and a proxy card, to our stockholders on or about April 24, 2026.

All references to “us,” “we,” “our,” and the “Company” refer to Harrow, Inc.

Copies of this Proxy Statement, the Notice and the Annual Report can be accessed electronically at www.proxyvote.com.

Solicitation of Proxies

The Board is soliciting proxies to vote at the Annual Meeting. In accordance with unanimous recommendations of our Board, the individuals named in the proxy card will vote all shares represented by proxies in the manner designated, or if no designation is made, they will vote the proxies FOR the election of all of the director nominees named in Proposal 1 and FOR Proposals 2 and 3. The individuals acting as proxies will not vote on a particular matter if the proxy card representing those shares instructs them to abstain from voting on that matter or to the extent a proxy card is marked to show that some of the shares represented by the proxy card are not to be voted. In their discretion, the proxy holders named in the proxy card are authorized to vote on any other matters that may properly come before the Annual Meeting and at any postponement or adjournment of the Annual Meeting. As of the date of this Proxy Statement, the Board does not know of any items of business that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement.

Stockholders of Record

Only holders of record of shares of our common stock at the close of business on the record date, April 21, 2026, will be entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof. At the close of business on April 21, 2026, the Company had 37,273,420 shares of common stock outstanding and entitled to vote, held by 56 stockholders of record. Each holder of record of shares of our common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the shares of common stock entitled to vote are represented at the Annual Meeting, either in person or by proxy.

Harrow, Inc. 2026 Proxy Statement	4

Vote Required and Method of Counting Votes

All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and shares that are voted by brokers as to any matter considered at the Annual Meeting will be included in determining if a quorum is present or represented at the Annual Meeting. Any broker holding shares of record for you is not entitled to vote on matters that are not deemed to be routine unless the broker receives voting instructions from you. Broker non-votes occur when shares are held by a broker who has not received instructions from the beneficial owner of the shares on such non-routine matters, the broker does not have discretionary voting power with respect to such non-routine matters and has so notified us on a proxy form in accordance with industry practice or has otherwise advised us that the broker lacks voting authority with respect to such non-routine matters. The effects of broker non-votes and abstentions on the proposals to be brought before the Annual Meeting are discussed below.

Proposal	Vote Required	Broker Discretionary Voting Allowed
Proposal 1 –Election of directors	Plurality of Votes Cast	No
Proposal 2 –Non-binding, advisory vote on compensation of the Company’s named executive officers	Majority of Votes Cast	No
Proposal 3 – Ratification of selection of independent registered public accounting firm for the 2026 fiscal year	Majority of Votes Cast	Yes

With respect to Proposal 1, you may vote FOR or WITHHOLD for any or all director nominees. With respect to Proposals 2 and 3, you may vote FOR, AGAINST or ABSTAIN. As specified in our Amended and Restated Bylaws (“Bylaws”), abstentions and broker non-votes are not considered to be a vote cast. Accordingly, abstentions and broker non-votes will have no effect on the outcome of Proposals 1, 2 or 3.

How to Vote

You may vote by attending the Annual Meeting and voting in person or you may vote by submitting a proxy. If you are a record holder of shares of our common stock, you may submit your vote by proxy by completing the proxy card and returning it to our Corporate Secretary at 1A Burton Hills Blvd., Suite 200, Nashville, TN 37215 or by using the telephone or Internet voting systems set forth in the proxy card or Notice of Internet Availability. If you hold your shares of common stock in street name, you will receive a notice from your broker, bank or other nominee that includes instructions on how to vote your shares. Your broker, bank or other nominee may allow you to deliver your voting instructions via the Internet and may also permit you to submit your voting instructions by telephone.

If you plan to attend the Annual Meeting and wish to vote in person, you will be given a ballot at the Annual Meeting. Please note that if your shares are held by a broker, bank or other nominee, and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you present a legal proxy issued in your name from your broker, bank or other nominee. Even if you plan to attend the Annual Meeting, we encourage you to submit your proxy to vote your shares in advance of the Annual Meeting.

Revocation of Proxies

You are a stockholder of record if, at the close of business on the record date, your shares were registered directly in your name with Securities Transfer Corporation, our transfer agent. If you are a stockholder of record and submit your vote by proxy, you may revoke it at any time before its use, either by:

(1)	revoking it in person at the Annual Meeting;
(2)	delivering a written notice to our Corporate Secretary at 1A Burton Hills Blvd., Suite 200, Nashville, TN 37215 before the proxy is used; or
(3)	delivering a later dated proxy card to us at the address noted above before the proxy is used.

Your presence at the Annual Meeting will not revoke your proxy, but if you attend the meeting and cast a ballot, your proxy will be revoked as to the matters on which the ballot is cast.

If you hold your shares through a broker, bank, or other nominee, please follow the instructions provided by your broker or other nominee as to how you may change your vote or obtain a legal proxy to vote your shares if you wish to cast your vote in person at the Annual Meeting.

Cost and Method of Solicitation

We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the Notice, the proxy card and any additional information furnished to our stockholders. Solicitation of proxies by mail may be supplemented by telephone or personal solicitation by our directors, officers or other employees. No additional compensation will be paid to directors, officers or other employees for such services. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners.

Stockholder List

A complete list of registered stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose related to the Annual Meeting during the ten days prior to the Annual Meeting during ordinary business hours at our principal offices located at 1A Burton Hills Blvd., Suite 200, Nashville, TN 37215.

Harrow, Inc. 2026 Proxy Statement	5

PROPOSAL 1 - ELECTION OF DIRECTORS

Upon the recommendation of the Company’s Nomination and Corporate Governance Committee, the Board has nominated the four current directors for election at the Annual Meeting. Each nominee currently serves on the Board and was elected or re-elected by our stockholders at our 2025 Annual Meeting.

Nominees

The Board has selected the four persons listed below as nominees for election to the Board at the Annual Meeting. Each of these nominees has indicated that he or she is willing and able to serve as a director. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), your proxy may be voted for such substitute nominees as the Board may designate.

The following table sets forth information regarding the nominees for directors and such persons, if elected at the Annual Meeting, will serve as directors until the earlier of the 2027 Annual Meeting of Stockholders (the “2027 Annual Meeting”) or until their successors are duly elected and qualified.

Name	Age	Position & Committees
Mark L. Baum	53	Chairman of the Board and Chief Executive Officer
Adrienne L. Graves	72	Independent Director, Audit Committee, Compensation Committee (chair), Nomination and Corporate Governance Committee (chair)
Lauren P. Silvernail	67	Independent Director, Audit Committee (chair), Compensation Committee, Nomination and Corporate Governance Committee
Perry J. Sternberg	57	Lead Independent Director, Audit Committee, Compensation Committee, Nomination and Corporate Governance Committee

The Board believes these nominees collectively provide a balanced mix of executive leadership, public company governance, financial, commercial, regulatory, and ophthalmic industry experience relevant to the Company’s strategy and risk oversight.

Mark L. Baum is a founder, Chairman of the Board of Directors and Chief Executive Officer of the Company. In 2011, Mr. Baum led the restructuring and reorganization of the Company and since that time has directed the key operational and strategic activities of the Company. Mr. Baum was appointed as a director of the Company in December 2011, served as the Chairman of the Board of Directors from December 2011 to April 2012, was appointed Chief Executive Officer in April 2012, and was again appointed and has served as the Chairman of the Board since August 2021. Mr. Baum is also a founder and former board member of Melt Pharmaceuticals, Inc., Surface Ophthalmics, Inc., and Eton Pharmaceuticals, Inc. Before Harrow, as the founder of TBLF, LLC, a private investment fund manager, Mr. Baum made more than 200 investments in, and provided advisory and board service to, more than 40 private and public companies. In 1999, Mr. Baum founded YesRx, an HIV-focused pharmacy business. Mr. Baum actively advocates for patient and physician pharmaceutical accessibility issues, including being featured in Op-Ed contributions for the Wall Street Journal and appearances on national and international media outlets and other forums. Mr. Baum was named by Ernst & Young LLP as the 2017 Entrepreneur of the YearTM in the life sciences category for the San Diego region. Mr. Baum serves on the board of the Ophthalmology Foundation, which works with eye care professionals to professional societies to enhance and provide ophthalmic education, focusing on low-resource and underserved countries. Mr. Baum is a graduate, cum laude, of The University of Texas at Arlington and a graduate of California Western School of Law. The Board believes that Mr. Baum is qualified to serve as a director as a result of his years of public company executive and board experience, including knowledge of securities laws, reporting requirements, and public company finance-related issues.

Harrow, Inc. 2026 Proxy Statement	6

Adrienne L. Graves has served as a director of the Company since January 2024. She previously served as President and Chief Executive Officer of Santen Inc., the United States subsidiary of a publicly traded Japanese pharmaceutical company, from 2002 to 2010 and as Senior Vice President of Worldwide Clinical Development (U.S., Europe, and Japan) from 1995 to 2002. Ms. Graves has served as a member of the boards of directors of Ocular Therapeutix, Inc., a publicly traded biopharmaceutical company, since July 2023; Opus Genetics, Inc., a public ophthalmic biotech company, since 2024; NVasc, Inc., a private retina biotech company, since 2023; Osanni Bio, Inc., a private ophthalmic biotech company, since 2024; JelliSee Ophthalmics, Inc., a private IOL device company, since 2023; and Qlaris Bio, Inc., a private glaucoma pharmaceutical company, since 2019. Previously, Ms. Graves served as a member of the board of directors of Surface Ophthalmics, Inc., a development-stage ophthalmology pharmaceutical company and former subsidiary of the Company, from 2018 to 2024; Nicox S.A., a French ophthalmology company, from 2014 to 2024; IVERIC bio, Inc., a biopharmaceutical company, from 2018 to 2021, and as the chairman of IVERIC’s board from 2021 to 2023; Greenbrook TMS Inc., a Canadian neurology and medical device company, from 2018 to 2023; Oxurion NV, a Belgian biopharmaceutical company, from 2018 until 2023; Akorn Inc., a pharmaceutical company, from 2012 to 2018; and TearLab Corporation (now Trukera Medical), a biopharmaceutical company, from 2005 to 2018. Ms. Graves received a Bachelor of Arts degree in Psychology from Brown University and a Ph.D. in Psychobiology from the University of Michigan and completed a Postdoctoral Fellowship in Visual Neuroscience at the University of Paris. The Board believes that Ms. Graves is qualified to serve as a director as a result of her Board leadership skills and pharmaceutical development and operational expertise across the pharmaceutical industry, including having contributed to bringing multiple ophthalmic products through development to approval and commercialization as well as having been responsible for numerous successful acquisitions and partnerships.

Lauren P. Silvernail has served as a director of the Company since January 2024. From 2018 until her retirement in 2022, she was Chief Financial Officer and Executive Vice President, Corporate Development of Evolus, Inc., an aesthetic medicines company. Prior to that time, Ms. Silvernail served as the Chief Financial Officer and Chief Business Officer of Revance Therapeutics, Inc., a development stage aesthetic medicine company, from 2015 to 2018 and as Chief Financial Officer and Executive Vice President, Corporate Development from 2013 to 2015. From 2003 to 2012, Ms. Silvernail was Chief Financial Officer and Vice President of Corporate Development at ISTA Pharmaceuticals, Inc., a commercial pharmaceutical company that was acquired by Bausch & Lomb. From 1995 to 2003, Ms. Silvernail served in various operating and corporate development positions at Allergan, a pharmaceutical company, including Vice President, Business Development. Prior to joining Allergan, Ms. Silvernail worked at Glenwood Ventures, an investment firm, as a General Partner. She previously served on the board of directors and as chair of the audit committee of Dynavax, a commercial-stage biopharmaceutical company developing and commercializing vaccines, which was acquired by Sanofi. Ms. Silvernail previously served on the board of directors and as chair of the audit committee at Harpoon Therapeutics, Inc., an immuno-oncology company that was acquired by Merck & Co., Inc., and on the board of directors, as a member of the audit and compensation committees and as the chair of the corporate governance committee of Nicox S.A. from 2017 to 2024. Ms. Silvernail holds a Bachelor of Arts degree in Biophysics from the University of California, Berkeley and a Master of Business Administration degree from the Anderson Graduate School of Management at the University of California, Los Angeles. The Board believes that Ms. Silvernail is qualified to serve as a director as a result of her track record in operational, financial, and business development within the life sciences industry.

Perry J. Sternberg has served as a member of our Board of Directors since March 2022. In 2024, Mr. Sternberg was appointed as Chief Executive Officer of Sydnexis, a pre-commercial stage biopharmaceutical company focused on the treatment of progression of pediatric myopia. Prior to joining Sydnexis, Mr. Sternberg was the President and Chief Executive Officer of Corium, Inc., a commercial stage biopharmaceutical company leading the development and commercialization of novel central nervous system (“CNS”) therapies, since 2019. Prior to joining Corium, he served from 2013 to 2019 as Executive Vice President and Head of U.S. Commercial for Shire Plc’s ophthalmology business unit as well as six other Shire business units, which, during his tenure, in the aggregate, generated more than $8 billion in annual revenues. Mr. Sternberg also served as Chief Commercial Officer and Global Head of Shire’s CNS Business. Mr. Sternberg previously served as Vice President and General Manager, U.S. and Canada Pharmaceuticals at Bausch & Lomb, as well as various leadership roles at Novartis Ophthalmics, Novartis Pharmaceuticals and Merck & Co., Inc. In his 25 years of experience in biotechnology and pharmaceuticals, Mr. Sternberg has had direct responsibility for the launch and commercialization of more than 20 products across a wide range of therapeutic areas in diverse markets, including ophthalmic pharmaceuticals. Mr. Sternberg is also a member of the board of directors of privately held Surface Ophthalmics, Inc. He received a Bachelor of Science degree in Animal Bioscience from Penn State University in 1990. The Board believes that Mr. Sternberg is qualified to serve as a director as a result of his 25 years of experience in biotechnology and pharmaceuticals, including the development of a strategic marketing vision, implementation of tactical sales plans that drive revenue growth, and leadership of teams to achieve as well as exceed growth targets.

There are no family relationships among any of our directors or executive officers, and there are no arrangements or understandings between any director or executive officer and any other person pursuant to which any such person was selected as a director or executive officer.

Harrow, Inc. 2026 Proxy Statement	7

Board Skill Matrix

Each of our directors’ specific skills and experience are included in the table below and described more fully in their individual biographies. Even though a specific skill may not be indicated below, our directors often have some level of experience in each of the areas listed. The Board believes that its members collectively possess a balanced mix of skills, experience and perspectives that support effective oversight of the Company’s strategy, operations, and risk profile.

Business or Professional Experience/Skills/Attributes	Baum	Graves	Silvernail	Sternberg
Executive Leadership	✓	✓	✓	✓
Public Company Governance	✓	✓	✓	✓
Financial/Accounting Expertise			✓
Pharmaceutical / Life Sciences	✓	✓	✓	✓
Ophthalmology / Clinical Expertise		✓		✓
Commercialization / Market Development	✓	✓	✓	✓
Regulatory & Risk Management	✓	✓
M&A / Capital Markets	✓	✓	✓	✓

Vote Required and Board of Directors’ Recommendation

Each director is elected by a plurality of the votes cast on the election of directors at a meeting at which a quorum is present. As a result, the nominees who receive the highest number of votes, up to the number of directors to be elected at the Annual Meeting, will be elected. Because directors are elected by a plurality of the votes cast, abstentions and broker non-votes will not be counted in determining which nominees receive the largest number of votes cast and, therefore, will have no effect on the outcome of the vote on this proposal. The persons named in the proxy card will vote the proxies they receive FOR the election of the nominees named above unless a particular proxy card withholds authorization to do so or provides contrary instructions.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

Harrow, Inc. 2026 Proxy Statement	8

DIRECTOR COMPENSATION

Director Compensation Program for the Year Ended December 31, 2025

A summary of the non-employee director compensation arrangements for 2025 is set forth below.

Cash Compensation

Retainer and Meeting Fees
Annual Board Retainer Fee	$50,000
Annual Chair Retainer Fees*:
Non-Employee Chairman of the Board or Lead Independent Director	$30,000
Audit Committee Chair	$20,000
Compensation Committee Chair	$15,000
Nomination and Corporate Governance Committee Chair	$10,000
Annual Committee Member Retainer Fees*:
Audit Committee	$10,000
Compensation Committee	$7,500
Nomination and Corporate Governance Committee	$5,000

* These fees are in addition to the Annual Board Retainer Fee, as applicable.

Non-employee directors are also reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending Board and committee meetings.

Equity Compensation

Each non-employee director is eligible to receive an annual award of restricted stock units (“RSUs”) with a grant date value of $225,000, as well as an initial RSU award upon appointment to the Board. Effective in 2025, the annual award value was increased from $150,000 to $225,000. These RSUs will vest in equal quarterly installments over a one-year period subject to the director’s continued service, but the issuance and delivery of the shares subject to the RSUs are deferred until the director resigns or otherwise terminates his or her service as a director.

Director Compensation Table

The following table shows the compensation earned by, awarded or paid in 2025 to the individuals who served as our non-employee directors during such period and the number of shares underlying RSUs held by each non-employee director at year-end. Martin A. Makary was a Board member until his resignation from his position on the Board in January 2025. Mr. Baum did not receive any additional compensation for his services as a director and his compensation received as an executive officer is disclosed in the Summary Compensation Table in this Proxy Statement.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)(2)	Total ($)	Aggregate Shares Underlying RSUs Held by Directors (3)
Adrienne L. Graves	$83,750	$225,014	$308,764	18,805
Lauren P. Silvernail	$82,500	$225,014	$307,514	18,805
Perry J. Sternberg	$102,500	$225,014	$327,514	36,553
Martin A. Makary (4)	$-	$-	$-	-

(1)	Reflects the grant date fair value of awards granted in 2025, measured in accordance with ASC 718, Compensation - Stock Compensation (“ASC 718”) and without adjustment for estimated forfeitures. For a discussion of the assumptions used to calculate the value of equity awards, refer to Note 15 to our consolidated financial statements for the fiscal year ended December 31, 2025, included in the Annual Report.
(2)	With the exception of Mr. Makary, who resigned in January 2025, each non-employee director received an award of 7,339 RSUs during the year ended December 31, 2025.
(3)	Includes shares that have vested, but the issuance and delivery of which is deferred until the director resigns or otherwise terminates service.
(4)	Mr. Makary resigned from the Board in January 2025.

Harrow, Inc. 2026 Proxy Statement	9

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board of Directors has adopted corporate governance guidelines to assist the Board in the exercise of its responsibilities and to promote the effective governance of the Company for the benefit of the Company and its stockholders.

Director Independence

Our Board of Directors currently consists of the following four members: Mark L. Baum (Chair), Adrienne L. Graves, Lauren P. Silvernail, and Perry J. Sternberg (Lead Independent Director). The Board has affirmatively determined that Ms. Graves, Ms. Silvernail, and Mr. Sternberg, who comprise a majority of our current Board, are “independent” directors, as that term is defined by Nasdaq Marketplace Rule 5605(a)(2). Mr. Baum is not independent because he currently serves as our Chief Executive Officer.

Board Leadership Structure

The Board may, but is not required to, select a Chairman of the Board on an annual basis. The positions of Chairman of the Board and Chief Executive Officer may be filled by one individual or two different individuals. Currently, the positions of Chairman of the Board and Chief Executive Officer are both filled by Mark L. Baum. As a result of his in-depth knowledge of the Company’s operations gained by serving as Chief Executive Officer, Mr. Baum is well positioned to identify and lead Board deliberations regarding important matters relating to the Company’s operations, strategic priorities, and overall development. The Board believes that serving as both Chief Executive Officer and Chairman of the Board enables Mr. Baum to facilitate effective communication between Company management and the Board and to ensure key issues and recommendations are brought to the attention of the Board. The Board believes that this leadership structure, in conjunction with the appointment of a Lead Independent Director, is the most effective for the Company at this time, and that our existing corporate governance practices effectively achieve independent oversight and management accountability.

Our Corporate Governance Guidelines also provide that, if the same individual serves as Chairman of the Board and Chief Executive Officer, or if the Chairman of the Board is otherwise not independent, our Board shall appoint a Lead Independent Director. Mr. Sternberg has served as our Lead Independent Director since November 2023.

The responsibilities of the Lead Independent Director include: (i) fostering processes that allow the Board to function independently of management and encouraging open and effective communication between the Board and management of the Company; (ii) providing input to the Chairman on behalf of the independent directors with respect to Board agendas; (iii) presiding at all meetings of the Board at which the Chairman is not present, as well as regularly scheduled executive sessions of independent directors; (iv) in the case of a conflict of interest involving a director, if appropriate, asking the conflicted director to leave the room during discussion concerning such matter and, if appropriate, asking such director to recuse himself or herself from voting on the relevant matter; (v) communicating with the Chairman and the Chief Executive Officer, as appropriate, regarding meetings of the independent directors and resources and information necessary for the Board to effectively carry out its duties and responsibilities; (vi) serving as liaison between the Chairman and the independent directors; (vii) being available to directors who have concerns that cannot be addressed through the Chairman; (viii) calling meetings of the independent directors, as needed or when appropriate; and (ix) performing other functions as may reasonably be requested by the Board or the Chairman. In the event the Company appoints an independent Chairman of the Board, the responsibilities of the Lead Independent Director will be assumed by the independent Chairman of the Board.

The Board periodically reviews its leadership structure and believes that the current combined Chairman and Chief Executive Officer structure is appropriate at this time given the Company’s size, stage of development and strategic priorities. The presence of a Lead Independent Director, along with fully independent Board committees, provides effective independent oversight of management.

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Board Role in Risk Management

The Board as a whole has responsibility for risk oversight, and each Board committee has responsibility for reviewing certain risk areas and reporting to the full Board. The oversight responsibility of the Board and its committees is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment and management of critical risks, and management’s risk mitigation strategies in certain focus areas. These areas of focus include strategic, operational, financial and reporting, succession and compensation, and other areas. The Board and its committees oversee risks associated with their respective areas of responsibility, as summarized below. Each committee meets with key management personnel and representatives of outside advisors as required.

Board/Committee	Primary Areas of Risk Oversight
Full Board	Risks and exposures associated with the Company business strategy and other current matters that may present material risk to the Company’s financial performance, operations, prospects or reputation.
Audit Committee	Risks and exposures relating to the integrity of the Company’s financial statements, financial reporting process, internal control over financial reporting, compliance, cybersecurity, related-party transactions, material pending legal proceedings, contingent liabilities, and other matters that may have a material impact on the Company’s financial statements.
Compensation Committee	Risks and exposures associated with the Company’s compensation policies and practices, including executive compensation programs and arrangements, incentive plans, and whether such policies and practices encourage excessive or inappropriate risk-taking.
Nomination and Corporate Governance Committee	Risks and exposures associated with Board composition, director succession planning, corporate governance, and overall Board effectiveness.

Cybersecurity Risk Oversight

The Board recognizes the importance of effective cybersecurity risk management and maintains ultimate oversight of the Company’s cybersecurity and other enterprise risks. The Board has delegated primary oversight responsibility for cybersecurity and information security risks to the Audit Committee, which receives regular updates from management and, as appropriate, more frequent updates as circumstances warrant. Management personnel with relevant information security experience and certifications work with the Company’s legal, finance and corporate governance functions to identify, assess, monitor and report cybersecurity risks, including operational and data security risks associated with third-party service providers, policies and procedures, and incident response plans.

Reports to the Audit Committee address, among other things, the Company’s cybersecurity policies, processes and controls, significant developments relating to the identification, mitigation and remediation of cybersecurity risks, the Company’s ability to monitor, protect against, detect and respond to cybersecurity incidents, risk review findings and relevant industry developments. The Audit Committee also ensures that management provides the Board with a cybersecurity and information security update at least annually. In the event of a material cybersecurity incident, senior management, including the Company’s Chief Executive Officer and Vice President of Information Technology, would promptly brief the Audit Committee, which would then oversee the Board’s consideration of the incident, including its materiality and related disclosure obligations.

Committees of the Board of Directors

Our Board currently has three standing committees to facilitate and assist in the execution of its responsibilities: the Audit Committee, the Compensation Committee and the Nomination and Corporate Governance Committee.

Audit Committee

During 2025, our Audit Committee was composed of Adrienne L. Graves, Martin A. Makary (until his resignation as a director in January 2025), Lauren P. Silvernail (chair), and Perry J. Sternberg. Our Board has affirmatively determined that each member who serves on the Audit Committee is independent under applicable Nasdaq Marketplace Rules and satisfies all other qualifications under Nasdaq Marketplace Rules and the applicable rules of the SEC. Our Board also affirmatively determined that Ms. Silvernail qualifies as an “audit committee financial expert,” as such term is defined in Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”). The Audit Committee held six meetings in 2025.

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The Audit Committee acts pursuant to a written charter that has been adopted by the Board, which is available for review on the Investors section of the Company’s website, www.harrow.com, under Corporate Governance. The responsibilities of the Audit Committee include overseeing, reviewing and evaluating our financial statements, accounting and financial reporting processes, internal control functions and the audits of our financial statements. The Audit Committee is also responsible for the appointment, compensation, retention, and as necessary, the termination of our independent registered public accounting firm.

The Audit Committee also oversees management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s attestation of such assessment, as required under Section 404 of the Sarbanes-Oxley Act.

Compensation Committee

During 2025, our Compensation Committee was composed of Adrienne L. Graves (chair), Martin A. Makary (until his resignation as a director in January 2025), Lauren P. Silvernail, and Perry J. Sternberg. Our Board has affirmatively determined that each member who serves on the Compensation Committee is independent under applicable Nasdaq Marketplace Rules and satisfies all other qualifications under Nasdaq Marketplace Rules and the applicable rules of the SEC. The Compensation Committee held four meetings in 2025.

The Compensation Committee acts pursuant to a written charter that has been adopted by the Board, which is available for review on the Investors section of the Company’s website, www.harrow.com, under Corporate Governance. The responsibilities of the Compensation Committee include reviewing and making recommendations to our Board concerning the compensation and benefits of our executive officers, including our Chief Executive Officer, and directors, overseeing the administration of our stock option and employee benefits plans, and reviewing general policies relating to compensation and benefits.

Nomination and Corporate Governance Committee

During 2025, our Nomination and Corporate Governance Committee was composed of Adrienne L. Graves (chair), Martin A. Makary (until his resignation as a director in January 2025), Lauren P. Silvernail, and Perry J. Sternberg. Our Board has affirmatively determined that each member who serves on the Nomination and Corporate Governance Committee is independent under applicable Nasdaq Marketplace Rules and satisfies all other qualifications under Nasdaq Marketplace Rules and the applicable rules of the SEC. The Nomination and Corporate Governance Committee held four meetings in 2025.

The Nomination and Corporate Governance Committee acts pursuant to a written charter that has been adopted by the Board, which is available for review on the Investors section of the Company’s website, www.harrow.com, under Corporate Governance. The responsibilities of the Nomination and Corporate Governance Committee include evaluating and making recommendations to the Board with respect to director nominees and providing oversight of our corporate governance policies and practices.

Meetings of the Board and Committees

Our Board is responsible for overseeing the management of our business. We keep our directors informed of our business at meetings and through reports and analyses presented to the Board and the committees of the Board. Regular communications between our directors and management also occur outside of formal meetings of the Board and committees of the Board.

Meeting Attendance

Our Board generally holds meetings on a quarterly basis, along with monthly update calls, but may hold additional meetings as required. In 2025, the Board held ten meetings. Each of our directors attended 100% of the Board meetings and of the committees on which they served during 2025. We do not have a policy requiring that directors attend our annual meeting of stockholders, but encourage attendance by each director. All of our current directors attended our 2025 Annual Meeting.

Harrow, Inc. 2026 Proxy Statement	12

Policy on Hedging, Pledging and Similar Activities

The Board has adopted an Insider Trading Policy governing, among other things, transactions in the Company’s securities by directors, officers and employees of the Company and its subsidiaries. The Company believes its insider trading policies and procedures are reasonably designed to promote compliance with applicable insider trading laws, rules and regulations, and the exchange listing standards applicable to Harrow. Under the Company’s Insider Trading Policy, directors, officers and employees are prohibited from engaging in short-selling transactions involving the Company’s securities, holding Company securities in a margin account or pledging Company securities as collateral for a loan. In addition, hedging or monetization transactions involving Company securities are strongly discouraged and may be undertaken only with prior approval in accordance with the Company’s policy. The Company’s Insider Trading Policy is available for review on the Investors section of the Company’s website, www.harrow.com, under Corporate Governance, and is also incorporated as an exhibit to the Company’s Annual Report.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics, which is available for review on the Investors section of the Company’s website, www.harrow.com, under Corporate Governance, and is also available in print, without charge, to any stockholder who requests a copy by writing to us at Harrow, Inc., 1A Burton Hills Blvd., Suite 200, Nashville, TN 37215, Attention: Investor Relations. Each of our directors, employees and officers, including our Chief Executive Officer, President and Chief Financial Officer, and all of our other executive officers, are required to comply with the Code of Business Conduct and Ethics. There have not been any waivers of the Code of Business Conduct and Ethics relating to any of our executive officers or directors in the past year.

Stockholder Communications with Directors

Stockholders may communicate with the Board of Directors by sending a letter to the Corporate Secretary, Harrow, Inc., 1A Burton Hills Blvd., Suite 200, Nashville, TN 37215. Each communication must set forth the name and address of the stockholder on whose behalf the communication is sent and should indicate in the address whether the communication is intended for the entire Board, the non-employee directors as a group or an individual director. Each communication will be screened by the Corporate Secretary or his or her designee to determine whether it is appropriate for presentation to the Board or any specified director(s). Examples of inappropriate communications include junk mail, spam, mass mailings, resumes, job inquiries, surveys, business solicitations and advertisements, as well as unduly hostile, threatening, illegal, unsuitable, frivolous, patently offensive or otherwise inappropriate material. Communications determined to be appropriate for presentation to the Board or the director(s) to whom they are addressed will be submitted to the Board or such director(s).

Reporting of Concerns Regarding Accounting Matters

The Audit Committee oversees the procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. We have established a toll-free telephone number for reporting such activity, which is 877-286-0208.

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Nominations for Directors

Our Nomination and Corporate Governance Committee evaluates and recommends to the Board of Directors nominees for each election of directors. There are no stated minimum criteria for director nominees; rather, in considering potential new directors, the Nomination and Corporate Governance Committee considers a variety of factors and may identify and evaluate individuals from various disciplines and backgrounds. Among the qualifications to be considered in the selection of candidates are the following: broad experience in business, finance or administration; familiarity with the Company’s industry; prominence and reputation in a particular profession or field of endeavor; and whether the individual has the time available to devote to the work of the Board and one or more of its committees. The Nomination and Corporate Governance Committee also reviews the activities and associations of each candidate to determine the independence of the candidate under applicable Nasdaq and SEC rules and to ensure that there is no legal impediment, conflict of interest or other consideration that might hinder or prevent service on the Board. In addition to these factors, the Nomination and Corporate Governance Committee may also consider such other factors as it may deem relevant or in the best interests of the Company and its stockholders. The Nomination and Corporate Governance Committee recognizes that under applicable regulatory requirements at least one member of the Board must meet the criteria for an “audit committee financial expert” as defined by SEC rules. Further, although the Company does not have a formal diversity policy, the Nomination and Corporate Governance Committee seeks to nominate directors that bring to the Company a variety of perspectives, skills, expertise and sound business understanding and judgment, derived from business, professional, governmental, finance, community and industry experience.

The Nomination and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant and considered valuable to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining new perspectives. If the Nomination and Corporate Governance Committee believes that the Board of Directors requires additional candidates for nomination, it may explore alternative sources for identifying additional candidates. This may include engaging, as appropriate, a third-party search firm to assist in identifying qualified candidates.

The Nomination and Corporate Governance Committee reviews all director nominees, including those recommended by stockholders, in accordance with the factors and qualifications described above to determine whether they possess attributes the committee believes would be beneficial and valuable to the Company. The Nomination and Corporate Governance Committee will select qualified candidates and make its recommendations to the Board, which will formally decide whether to nominate the recommended candidates for election to the Board. Stockholders may recommend nominees for consideration by the Nomination and Corporate Governance Committee by complying with certain notification requirements set forth in our Bylaws. These requirements provide that a stockholder who desires to recommend a candidate for nomination to our Board of Directors must do so in writing to our Corporate Secretary at our principal executive offices, which written notice must be received no later than 90 days before the date of the annual meeting of stockholders at which directors are to be elected. The stockholder’s written notice must include, among other things as specified in our Bylaws, certain personal identification information about the stockholder and its recommended director nominee(s); the principal occupation or employment of the recommended director nominee(s); the class and number of shares of the Company that are beneficially owned by the stockholder and its recommended director nominee(s); and any other information relating to the recommended director nominee(s) that is required to be disclosed in solicitations for proxies for the election of directors pursuant to Regulation 14A under the Exchange Act. Stockholders may obtain a copy of our Bylaws by writing to our Corporate Secretary at Harrow, Inc., c/o Corporate Secretary, 1A Burton Hills Blvd., Suite 200, Nashville, TN 37215, or by accessing the exhibits to our Annual Report filed with the SEC. A stockholder who complies in full with all of the notice provisions set forth in our Bylaws will be permitted to present the director nominee at the applicable annual meeting of stockholders, but will not be entitled to have the nominee included in our proxy statement for the annual meeting unless an applicable SEC rule requires that we include the director nominee in our proxy statement.

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EXECUTIVE OFFICERS

Executive officers are appointed by our Board and serve at its discretion. Set forth below is information regarding our executive officers as of April 21, 2026.

Name	Position	Age
Mark L. Baum	Chief Executive Officer and Chairman of the Board of Directors	53
Andrew R. Boll	President, Chief Financial Officer and Corporate Secretary	43
Francis W. Mullery	President and Chief Executive Officer, ImprimisRx Division	50
Amir H. Shojaei	Chief Scientific Officer	58
Patrick W. Sullivan	Chief Commercial Officer	50

Mr. Baum’s biographical information is included with such information for the other members of our Board.

Andrew R. Boll is a founder of Harrow and has helped lead the Company since December 2011. He has served as President since August 2025 and as our Chief Financial Officer and Corporate Secretary since his promotion to those roles in February 2015. Mr. Boll helped found Eton Pharmaceuticals, Inc., Surface Ophthalmics, Inc., Melt Pharmaceuticals, Inc. and ImprimisRx. Prior to co-founding Harrow, from 2007 to 2011, Mr. Boll worked for an investment company and its series of funds where he oversaw the fund’s accounting, financial analysis, and reporting. Prior to 2007, Mr. Boll held various accounting roles at Welsh Companies, LLC, a commercial real estate company, its fund and its other subsidiaries. Mr. Boll is a CFA® charterholder, Certified Management Accountant and earned his Bachelor of Science degree, summa cum laude, in Corporate and Public Finance from Huron University.

Francis W. Mullery has served as President and Chief Executive Officer of Harrow’s ImprimisRx Division since October 2025, and joined the Company in September 2025. Prior to Harrow, he served as President of Sintetica US. Previously, he served as President and Chief Commercial Officer at STI Pharma, overseeing all company operations and launching several sterile injectable products. Prior to STI, he spent more than seven years at Mylan, culminating in his role as President of Mylan Institutional. Mr. Mullery also held senior finance leadership roles at Mylan, including CFO of North America and CFO of Mylan Pharmaceuticals Inc., where he helped guide the company’s flagship generics division. He holds an Executive MBA from Villanova University and a bachelor’s degree in Accounting from King’s College.

Amir H. Shojaei joined the Company as its Chief Scientific Officer in January 2025, where he has management and oversight of all development, clinical, medical and regulatory affairs activities for Harrow’s marketed ophthalmic branded products. From 2021 to 2024, Dr. Shojaei was the Chief Scientific Officer & Executive Vice President, Clinical Development of AsclepiX Therapeutics, a development-stage company developing therapeutics for various ophthalmic-related diseases. Prior to that, he held senior executive roles at leading pharmaceutical companies, including Chief Executive Officer of TherOptix Corporation, where he advanced a novel drug-eluting contact lens platform, and in various leadership roles at TearClear Corporation, Novartis Pharmaceuticals and Shire Pharmaceuticals (acquired by Takeda). In 2013, while at Shire Pharmaceuticals, Dr. Shojaei was instrumental in the clinical development and the eventual FDA approval of Xiidra®, the first product approved to treat both the signs and symptoms of dry eye disease (DED). Dr. Shojaei earned his Ph.D, Pharmaceutics and Doctor of Pharmacy magna cum laude from the University of Pacific and Bachelor of Science in Biological Sciences from the University of Alberta.

Patrick W. Sullivan joined the Company as Head of Commercial in August 2025 and was promoted to Chief Commercial Officer in January 2026, bringing over 25 years of commercial leadership experience. Before joining the Company, Mr. Sullivan was Vice President of Marketing, Neurology Portfolio at Corium Therapeutics, where he led U.S. commercialization and launches in ADHD and dementia. Previously, he served as Global Commercial Head and Executive Director at AstraZeneca, directing the launch of Evrenzo® (roxadustat), a first-in-class anemia therapy. Earlier in his career, he held leadership roles at Shire, Adolor, Novartis, and Bayer. Mr. Sullivan holds a B.S. in Business Administration from Widener University.

Harrow, Inc. 2026 Proxy Statement	15

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the objectives of our executive compensation program and provides disclosure about the elements of compensation earned by and awarded to each of the executive officers identified in the table below, whom we refer to in this section as our “Named Executive Officers” or “NEOs.” It also describes the philosophy of, and process followed by, our Compensation Committee in making compensation decisions and setting compensation policy for our NEOs.

Named Executive Officers

Our named executive officers for 2025 were:

Name	Position
Mark L. Baum	Chief Executive Officer and Chairman of the Board of Directors
Andrew R. Boll	President, Chief Financial Officer and Corporate Secretary
Francis W. Mullery	President and Chief Executive Officer, ImprimisRx Division
Amir H. Shojaei	Chief Scientific Officer
John P. Saharek	Former President and Chief Executive Officer, ImprimisRx

Overview

The Company’s executive compensation program is designed to align executive pay with Company performance and the creation of long-term stockholder value. A significant portion of total compensation is variable and tied to the achievement of key financial and strategic objectives.

For 2025, the Compensation Committee evaluated Company performance against pre-established goals focused on revenue, adjusted EBITDA, specified product performance and debt refinancing. After reviewing the Company’s 2025 results, including financial performance, commercial execution and progress across key strategic initiatives, the Compensation Committee approved annual incentive bonus payouts for named executive officers at target levels. During 2025, the Compensation Committee also approved long-term equity awards, including performance-based awards for Messrs. Baum and Boll, to reinforce alignment with sustained stockholder value creation and retention.

The Compensation Committee’s compensation decisions reflect its philosophy of pay-for-performance and its objective of balancing short-term incentives with long-term value creation.

The Compensation Committee believes that executive compensation should be directly linked both to continuous improvements in corporate performance (pay for performance) and the achievement of objectives that are expected to increase stockholder value. In furtherance of this goal, the Compensation Committee has established the following guidelines as a foundation for compensation decisions:

●	provide a competitive total compensation package that enables the Company to attract and retain highly qualified executives with the skills and experience required for the achievement of business goals;
●	align compensation elements with the Company’s annual goals and long-term business strategies and objectives;
●	promote the achievement of key strategic and financial performance measures by linking short-term and long-term cash and equity incentives to the achievement of measurable corporate and individual performance goals; and
●	align executives’ incentives with the creation of stockholder value.

The Compensation Committee considers, with respect to each of the Company’s executive officers, the total compensation that may be awarded, including base salary, annual incentive compensation, long-term incentive compensation and other benefits, such as discretionary cash bonuses, perquisites and other personal benefits available to each executive officer or that may be received by such executive officer under certain circumstances, including compensation payable upon termination of such executive officer under an employment agreement or severance agreement (if applicable). The Compensation Committee recognizes that its overall goal is to award compensation that is reasonable when all elements of potential compensation are considered. The Compensation Committee believes that cash compensation in the form of base salary and an annual incentive bonus provides our executives with short-term rewards for success in operations, and that long-term compensation through the award of stock options, restricted stock units and other equity awards aligns the objectives of management with those of our stockholders with respect to long-term performance and success.

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The Compensation Committee also has historically focused on the Company’s financial and working capital condition when making compensation decisions and approving performance objectives. Because the Company has historically sought to preserve cash, overall compensation traditionally has been weighted more heavily toward equity-based compensation, as well as cash payments that are earned only upon the Company’s achievement of specified performance goals. The Compensation Committee will continue to periodically reassess the appropriate weighting of cash and equity compensation in light of the Company’s expenditures in connection with commercial operations and its working capital needs.

Pay-for-Performance Alignment

The Compensation Committee believes that executive compensation outcomes for 2025 were aligned with Company performance because a significant portion of named executive officer compensation consisted of variable annual cash incentives tied to Company performance and long-term equity awards. In particular, the 2025 performance stock unit awards granted to Messrs. Baum and Boll require both a minimum three-year continued service requirement and achievement of stock price targets ranging from $50 to $100 per share over a possible five-year term.

Compensation Risk Assessment

The Compensation Committee has reviewed the Company’s compensation policies and practices to assess whether they create risks that are reasonably likely to have a material adverse effect on the Company. In conducting this review, the Compensation Committee considered, among other factors, the mix of fixed and variable compensation, the balance between short-term and long-term incentives, the use of performance-based metrics, and the existence of risk-mitigating features such as the Company’s clawback policy.

Based on this assessment, the Compensation Committee determined that the Company’s compensation programs do not encourage excessive or inappropriate risk-taking and are aligned with the long-term interests of stockholders.

Roles in Determining Executive Officer Compensation

Compensation Committee

In accordance with its charter, the Compensation Committee is responsible for, among other things, reviewing and evaluating our executive officer compensation program, including: (i) determining the objectives of the executive officer compensation program and reviewing and recommending to the Board the program as a whole and the elements of compensation that comprise the program to be consistent with such objectives; (ii) evaluating the performance of the Chief Executive Officer, and in consultation with the Chief Executive Officer, the performance of our other executive officers, in light of the level of achievement of individual and corporate goals and objectives; and (iii) approving and/or recommending to the Board the compensation package for all executive officers of the Company. In accordance with its charter, the Compensation Committee, from time to time, solicits information and, as appropriate, recommendations from management of the Company with respect to executive officer compensation, although the ultimate determination and any recommendations to the Board remain with the Compensation Committee, and all equity grants are made by the Compensation Committee.

Chief Executive Officer

Compensation for the Chief Executive Officer is reviewed, evaluated and approved by the Compensation Committee without the presence or participation of the Chief Executive Officer.

The Chief Executive Officer reviews and makes recommendations to the Compensation Committee with respect to the compensation of other members of the senior management team. While the Compensation Committee may review and consider recommendations of the Chief Executive Officer, the Compensation Committee takes such action regarding compensation as it deems appropriate, which may include concurring with the Chief Executive Officer’s recommendations, or proposing adjustments to such recommendations, prior to the Compensation Committee approving any compensation.

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Compensation Consultant

During 2025, the Compensation Committee retained the services of an external compensation consultant, Mercer, Inc. (“Mercer”). The mandate of the consultant was to assist the Compensation Committee in its review of executive and director compensation practices, including the competitiveness of pay levels, executive compensation design (including equity grants of subsidiaries), benchmarking with the Company’s peers in the industry and other technical considerations including tax- and accounting-related matters. The Compensation Committee regularly evaluates Mercer’s performance, considers alternative compensation consultants and has the final authority to engage and terminate Mercer’s services. The decision to engage Mercer was made solely by the Compensation Committee. The Compensation Committee, after a review of the factors set forth in Section 10C-1 of the Exchange Act and Nasdaq requirements, has determined that the work performed by Mercer did not present any conflicts of interest.

The Compensation Committee intends to continue to engage with Mercer in order to assist the Compensation Committee in its ongoing review of executive and director compensation practices, including a regular review and update of the Company’s peer companies. In 2025, the Compensation Committee engaged Mercer to assist in the update of the list of peer companies and perform a review of executive and director compensation practices.

Competitive Market Benchmarking

The Compensation Committee draws on a number of resources to assist in the evaluation of the various components of the Company’s executive compensation program including, but not limited to, industry data compiled by Mercer in its Global Life Sciences Survey, which represents a nationally based assessment of executive compensation widely used within the pharmaceutical and biotechnology industry sectors. While we do not establish compensation levels based solely on benchmarking, pay practices at other companies within such sectors are an important factor that the Compensation Committee considers in assessing the reasonableness of compensation and ensuring that our compensation practices are competitive in the marketplace. The Compensation Committee adopted an updated group of peer companies in 2025, and the Compensation Committee may in the future revise the group of peer companies to take into account changes in market capitalization and similarities to the Company along the dimensions of competition for talent, phase of development or stage of commercialization, current and potential market capitalization, and number of employees. More specifically, when establishing the 2025 peer group, Mercer and the Compensation Committee also gave consideration to market value, revenues, location, stage of development and ophthalmic focus. The list of peer companies identified in 2025 by the Compensation Committee was comprised of the following companies:

●	ANI Pharmaceuticals	●	Heron Therapeutics	●	STAAR Surgical
●	Agios Pharmaceuticals	●	Ironwood Pharmaceuticals	●	Tarsus Pharmaceuticals
●	Ardelyx	●	Mirum Pharmaceuticals	●	Theravance Biopharma
●	Arrowhead Pharmaceuticals	●	Ocular Therapeutix	●	Xeris Biopharma
●	Dynavax Technologies (1)	●	Rigal Pharmaceuticals
●	Eyepoint Pharmaceuticals	●	RxSight

(1)	Dynavax Technologies was acquired by Sanofi in February 2026 and, therefore, is no longer a public company.

Compensation Program Overview

In 2025, our executive compensation program consisted of the following forms of compensation, each of which is described in greater detail below:

●	Base Salary
●	Annual Bonus (non-equity incentive compensation)
●	Equity Compensation
●	Employee Benefit Program
●	Change of Control Arrangements

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Base Salary

The Compensation Committee believes it is important to provide adequate fixed compensation to our executive officers working in a highly volatile and competitive industry. Our Compensation Committee believes the base salaries are generally the appropriate cash compensation level that will allow us to attract and retain highly skilled executives. The Compensation Committee considers our stockholders’ interests in paying what is necessary to achieve our corporate goals, while conserving cash as much as practicable, when setting base salaries. We believe that, given the industry in which we operate, our current working capital needs and our compensation philosophy and objectives, base salaries at current levels are generally sufficient to retain our current executives and to hire new executives when and as required. In determining appropriate base salary levels for a given executive officer, the Compensation Committee considers the following factors:

●	individual performance of the executive, as well as our overall performance, during the prior year;
●	level of responsibility, including breadth, scope and complexity of the position;
●	level of experience and expertise of the executive;
●	internal review of the executive’s compensation relative to other executives to ensure internal equity; and
●	executive officer compensation levels at other similar companies to ensure competitiveness.

Salaries for executive officers are determined on an individual basis at the time of hire. Adjustments to base salary are considered annually in light of the factors above. The Chief Executive Officer assists the Compensation Committee in its annual review of the base salaries of other named executive officers and members of senior management based on the foregoing criteria.

The annual base salaries for applicable NEOs for 2024, 2025 and 2026 are as follows:

Named Executive Officer	2024 Base Salary	2025 Base Salary	2026 Base Salary
Mark L. Baum	$731,120	$774,987	$805,987
Andrew R. Boll	$491,920	$516,516	$537,177
Francis W. Mullery	$—	$450,000	$468,000
Amir H. Shojaei	$—	$450,000	$468,000
John P. Saharek (1)	$463,431	$475,614	$—

(1) Mr. Saharek transitioned from an employee to a consulting relationship in March 2026.

Annual Bonus (Non-Equity Incentive Compensation)

The Company provides executive officers with annual performance-based cash bonus opportunities designed to reward performance. The Compensation Committee establishes performance goals at the beginning of each year, with input from senior management, and determines target bonus opportunities as a percentage of base salary based on each executive officer’s role, responsibilities and ability to influence Company performance. The Company believes these target bonus opportunities are appropriate and consistent with its pay-for-performance compensation philosophy.

For 2025, annual incentive bonus opportunities for our executive officers were based entirely on overall Company performance. In February 2025, the Compensation Committee established measures that included revenue, adjusted EBITDA, revenue from certain products, and refinancing activity. The Compensation Committee also determined that the evaluation of performance following the year would include a review of, and potential adjustment for, acquisition and development activity. Target annual incentive bonus opportunities for 2025 were 70% of annual base salary for our Chief Executive Officer and 50% of annual base salary for each other named executive officer eligible for an annual incentive bonus award.

Following the end of the year, the Compensation Committee reviewed the Company’s performance against the pre-established annual incentive framework, including financial performance, adjusted EBITDA and product-related performance measures. In determining 2025 annual incentive payouts, the Compensation Committee considered, among other things, the Company’s year-over-year revenue growth, improved profitability and adjusted EBITDA results, execution against product and commercialization objectives, and our debt refinancing process during the year. In addition, the Compensation Committee considered other business development initiatives and acquisition and development activity. Based on this overall review, the Compensation Committee awarded annual incentive bonuses at target levels for all NEOs.

As a result, for 2025, the Chief Executive Officer received an annual incentive bonus equal to 70% of base salary, the President and Chief Financial Officer received an annual incentive bonus equal to 50% of base salary, and the President and Chief Executive Officer, ImprimisRx Division, received an annual incentive bonus equal to 40% of base salary on a pro rata basis based on his start date.

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Clawback Policy

The Company has adopted a Policy Regarding the Mandatory Recovery of Compensation in accordance with applicable SEC and Nasdaq listing standards. This policy provides for the recovery of certain incentive-based compensation received by current or former executive officers in the event the Company is required to prepare an accounting restatement as a result of material noncompliance with financial reporting requirements under the securities laws. The Company’s clawback policy is incorporated as an exhibit to the Company’s Annual Report.

Equity Compensation

As an additional component of our compensation program, executive officers are eligible to receive equity compensation in the form of stock options, restricted stock and/or RSUs. The Compensation Committee does not have a stated policy regarding the issuance of equity grants. However, historically our named executive officers have been granted service/time-based vesting equity awards and certain executive officers have also been granted options and RSUs that contain performance/market-based vesting conditions. The Compensation Committee grants equity awards to executive officers to aid in their retention, to motivate them to assist with the achievement of corporate objectives and to align their interests with those of our stockholders by creating a return tied to the performance of our stock price. In determining the form, date of issuance and value of a grant, the Compensation Committee considers the contributions and responsibilities of each executive officer, appropriate incentives for the achievement of our long-term growth, the size and value of grants made to other executives at peer companies holding comparable positions, individual achievement of designated performance goals, and the Company’s overall performance relative to corporate objectives.

In 2025, the Compensation Committee granted performance stock unit awards to Messrs. Baum and Boll as part of the Company’s long-term incentive compensation program. These awards, which we refer to as the “2025 PSUs,” are subject to both continued service and market-based vesting conditions. Vesting of the 2025 PSUs requires (i) a minimum three-year service period and (ii) during a five-year term, the achievement and maintenance of specified Company common stock price targets ranging from $50.00 to $100.00 per share. The 2025 PSUs were structured in four separate tranches and are intended to align a significant portion of executive compensation with sustained long-term stock price performance and stockholder value creation. Additional information regarding the 2025 PSUs, including the applicable tranche structure, is provided below under “Outstanding Equity Awards at Fiscal Year-End—2025 PSUs – Multi-Year Awards.”

Certain named executive officers other than Messrs. Baum and Boll received equity awards in 2025 in the form of stock options. Upon his hiring in January 2025, Dr. Shojaei received a stock option award to purchase 30,000 shares of the Company’s common stock. Upon his hiring in September 2025, Mr. Mullery received a stock option award to purchase 33,000 shares of the Company’s common stock. Mr. Saharek did not receive an equity award in 2025.

See the “Grants of Plan-Based Awards” and the “Outstanding Equity Awards at Fiscal Year-End” table below for additional details about equity awards held by our named executive officers.

Employee Benefit Program

Executive officers are eligible to participate in all of our employee benefit plans, including medical, dental, vision, group life, disability and accidental death and dismemberment insurance, in each case on the same basis as other employees, subject to applicable law. We also provide vacation and other paid holidays to all employees, including executive officers, all of which we believe to be comparable to those provided at peer companies. These benefit programs are designed to enable us to attract and retain our workforce in a competitive marketplace. Health, welfare and vacation benefits ensure that we have a productive and focused workforce through reliable and competitive health and other benefits.

Our retirement savings plan (401(k) plan) is a tax-qualified retirement savings plan, pursuant to which all employees, including the named executive officers, are able to contribute certain amounts of their annual compensation, subject to limits prescribed by the Internal Revenue Service. We have historically made matching contributions of up to 4% of cash compensation contributed to the plan. The value of the 401(k) benefit for each of our named executive officers is reflected in the “All Other Compensation” column of the Summary Compensation Table.

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Change of Control Arrangements

We have entered into change of control arrangements with each of our named executive officers. Our Board approved these change of control arrangements in order to mitigate some of the risk that exists for executives working in a biopharmaceutical company at our current stage and where the possibility exists that we may be acquired if our efforts succeed. These arrangements are intended to retain highly skilled executives who have, or who may seek, alternatives that may appear to them to be less risky in terms of the potential loss of their position following a merger or sale, particularly where the services of these executive officers may not be required by the acquirer. These arrangements provide change of control benefits either upon the termination of the employee’s service, a significant change in job responsibilities or the need to relocate within 12 months following a change of control. By using a so-called “double trigger” change of control benefit, and thereby tying the severance benefit both to a change in control and change in job status, rather than the mere consummation of a change of control transaction, the Compensation Committee believes that it is better able to balance the employee’s need for certainty with the interests of our stockholders.

Information regarding the change of control arrangements and the potential value of payments upon termination related to a change of control is provided for the named executive officers under the heading “Change of Control Arrangements” in the sections below describing each named executive officer’s compensation arrangements. Given his transition to a consulting role with the Company, Mr. Saharek is no longer eligible for change of control arrangements.

Consulting Agreement with John P. Saharek

In October 2025, Mr. Saharek transitioned from his executive role as President and Chief Executive Officer of ImprimisRx. On March 1, 2026, Mr. Saharek ceased to be employed by the Company and entered into a consulting arrangement. Pursuant to a Consulting Agreement entered into effective March 1, 2026, Mr. Saharek serves as Program Lead for a certain initiative with IHEEZO. The term of the Consulting Agreement continues through December 31, 2026, unless earlier terminated by either party upon five days’ prior written notice. Under the agreement, Mr. Saharek receives a base consulting fee of $18,540 every two weeks and is eligible for an annual performance or incentive component based on clinic-based adoption of IHEEZO. Mr. Saharek is responsible for his own expenses unless pre-approved by the Company in writing in advance. The agreement also contains customary provisions relating to confidentiality, intellectual property ownership and independent contractor status. The Consulting Agreement is filed as an exhibit to the Company’s Annual Report.

Equity Grant Practices

The Compensation Committee approves equity award grants to our executives from time to time. We do not have, nor do we plan to establish, any program, plan or practice to time equity award grants in coordination with releasing material non-public information.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2025, none of the members of the Compensation Committee was an officer or employee of the Company. None of the Company’s executive officers served as a member of the board of directors or compensation committee of any entity that had one or more executive officers serving on the Company’s Board of Directors or Compensation Committee.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis with management.

Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee of the Board of Directors:

Adrienne L. Graves (Chair)
Lauren P. Silvernail
Perry J. Sternberg

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Summary Compensation Table

The following table sets forth total compensation paid to our named executive officers:

Name and Principal Position	Year	Salary	Stock Awards (1)		Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
Mark L. Baum Chief Executive Officer	2025	$754,910	$22,294,873	(5)	$-	$542,491	$14,000	$23,606,274
	2024	$731,120	$-		$-	$611,618	$15,752	$1,358,490
	2023	$680,086	$14,150,821		$-	$421,800	$3,756	$15,256,463
Andrew R. Boll President and Chief Financial Officer	2025	$505,259	$10,169,924	(5)	$-	$258,258	$14,000	$10,947,441
	2024	$491,920	$-		$-	$342,930	$14,351	$849,201
	2023	$459,900	$6,432,192		$-	$236,500	$1,817	$7,130,409
Francis W. Mullery President and Chief Executive Officer, ImprimisRx Division (6)	2025	$129,808	$-		$1,054,624	$53,260	$-	$1,237,692
Amir H. Shojaei Chief Scientific Officer (7)	2025	$441,346	$-		$670,569	$225,000	$5,712	$1,342,627
John P. Saharek Former President and Chief Executive Officer, ImprimisRx Division (8)	2025	$475,614	$-		$-	$237,807	$14,000	$727,421
	2024	$463,431	$-		$-	$234,000	$46,036	$743,467
	2023	$431,436	$5,145,753		$-	$225,000	$12,938	$5,815,127

____________________

(1)	Reflects the grant date fair value of awards granted during the respective fiscal years, measured in accordance with ASC 718 and without adjustment for estimated forfeitures. For a discussion of the assumptions used to calculate the value of equity awards, refer to Note 15 to our consolidated financial statements included in the Annual Report. For information about the material terms of each equity award, including the Company’s 2023 and 2025 multi-year PSU awards, see the disclosure under “Outstanding Equity Awards at Fiscal Year-End” below.
(2)	Reflects the grant date fair value of the option award computed in accordance with ASC 718, without giving effect to estimated forfeitures. For a discussion of the assumptions used in determining grant date fair value, refer to Note 15 to our consolidated financial statements included in the Annual Report.
(3)	Amounts represent payouts under the Company’s annual cash bonus incentive plan. Such amounts are determined and paid after the end of each year, but reflect individual and Company performance for the respective years reflected above.
(4)	Amounts represent matching contributions made by us for the benefit of the named executive officer under our 401(k) retirement savings plan, group life insurance benefit in excess of the standard threshold granted to all other employees and in the case of Mr. Saharek for 2024, reimbursement of moving expenses associated with his relocation to Nashville, Tennessee.
(5)	Reflects the fair market value, as of the date of issuance, of multi-year equity awards to Mr. Baum and Mr. Boll, which are performance stock unit (“PSU”) awards that vest at various share price targets – as described further under “Outstanding Equity Awards at Fiscal Year-End - 2025 PSUs - Multi-Year Awards.”
(6)	Mr. Mullery joined the Company in September 2025 and became President and Chief Executive Officer, ImprimisRx Division, in October 2025.
(7)	Dr. Shojaei joined the Company as its Chief Scientific Officer in January 2025.
(8)	Mr. Saharek served as President and Chief Executive Officer of ImprimisRx until October 2025, when he was succeeded by Francis W. Mullery. The Company entered into a Consulting Agreement with Mr. Saharek effective March 1, 2026.

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Grants of Plan-Based Awards

The following table presents information regarding plan-based awards granted to our named executive officers during the fiscal year ended December 31, 2025, including annual incentive opportunities and equity awards.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)	Options (#)	Awards ($)	($) (3)
Mark L. Baum	7/1/25	$-	$-	$-	-	-	889,500	-	-	$-	$22,294,873
	N/A	$-	$542,491	$976,484	-	-	-
Andrew R. Boll	7/1/25	$-	$-	$-	-	-	405,750	-	-	$-	$10,169,924
	N/A	$-	$258,258	$464,864	-	-	-
Francis W. Mullery	9/30/25	$-	$-	$-	-	-	-	-	33,000	$48.18	$1,054,624
	N/A	$-	$52,260	$94,068	-	-	-	-
Amir H. Shojaei	1/6/25	$-	$-	$-	-	-	-	-	30,000	$35.96	$670,569
	N/A	$-	$225,000	$405,000	-	-	-	-	-	$-	$-
John P. Saharek	N/A	$-	$237,807	$428,053	-	-	-	-	-	$-	$-

(1)	The amounts shown represent potential payouts under the Company’s annual cash incentive program for 2025. Actual amounts paid, if any, were determined by the Compensation Committee following the end of the fiscal year based on the Committee’s evaluation of Company performance and, where applicable, individual performance
(2)	The amounts shown represent performance stock unit or other performance-based equity awards granted in 2025, if any. The actual number of shares that may be earned, if any, is subject to the applicable vesting, continued service, market-based and/or performance-based conditions.
(3)	The amounts shown reflect the grant date fair value of the applicable award computed in accordance with ASC 718, without giving effect to estimated forfeitures. For a discussion of the assumptions used in determining grant date fair value, see Note 15 to the Company’s consolidated financial statements included in the Annual Report.

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding outstanding equity awards of the Company held by our named executive officers as of December 31, 2025.

	Option Awards (1)				Stock Awards (1)
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested	Equity Incentive Plan Awards: Number of Shares or Units of Stock that Have Not Vested		Equity Incentive Plan Awards: Market Value of Unearned Shares or Units of Stock that Have Not Vested (2)
Mark L. Baum	160,000	-	$2.23	2/1/2027	-	$-	-		$-
	150,000	-	$1.73	1/2/2028	-	$-	-		$-
	150,000	-	$6.30	2/19/2029	-	$-	-		$-
	217,500	-	$7.30	1/2/2030	-	$-	-		$-
							889,500	(3)	$43,585,500
Andrew R. Boll	55,000	-	$2.23	2/1/2027	-	$-	-		$-
	50,000	-	$1.73	1/2/2028	-	$-	-		$-
	50,000	-	$6.30	2/19/2029	-	$-	-		$-
	57,000	-	$7.30	1/2/2030	-	$-	-		$-
		-	$-	-	-	$-	405,750	(3)	$19,881,750
Francis W. Mullery	-	33,000	$48.18	9/30/35	-	$-	-		$-
Amir H. Shojaei	-	30,000	$35.96	1/6/2035	-	$-	-		$-
John P. Saharek	60,000	-	$3.95	4/1/2026	-	$-	-		$-
	55,000	-	$2.23	2/1/2027	-	$-	-		$-
	50,000	-	$1.73	1/2/2028	-	$-	-		$-
	50,000	-	$6.30	2/19/2029	-	$-	-		$-
	25,000	-	$5.72	8/3/2030	-	$-	-		$-

(1)	The amounts shown relate to stock options and PSUs granted under the 2007 Incentive Stock and Awards Plan (the “2007 Plan”), the 2017 Incentive Stock and Awards Plan (the “2017 Plan”) and the 2025 Incentive Stock and Awards Plan (the “2025 Plan”).
(2)	Calculated by multiplying the number of unvested shares by $49.00, the closing price per share of our common stock on The Nasdaq Global Market on December 31, 2025.
(3)	The PSUs vest upon achieving and maintaining for a minimum term certain stock price targets ranging from $50.00 to $100.00 during a five-year period and require a minimum of a three-year service period. See subheading “2025 PSUs-Multi-Year Awards” for more information.

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2025 PSUs – Multi-Year Awards

In July 2025, the Compensation Committee granted an aggregate of 1,295,250 performance stock units to Messrs. Baum and Boll (the “2025 PSUs”). The 2025 PSUs are subject to both continued service and market-based vesting conditions. Vesting of the 2025 PSUs requires (i) a minimum three-year service period and (ii) during a five-year term, the achievement and maintenance of specified Company common stock price targets ranging from $50 to $100 per share. The 2025 PSUs are divided into four separate tranches, with each tranche eligible to vest only upon satisfaction of the applicable stock price hurdle and the related service condition. The aggregate grant date fair value of the 2025 PSUs was approximately $32,465,000, as determined in accordance with ASC 718.

The Compensation Committee considered the 2025 PSUs as multi-year awards, and as a result, does not intend to issue equity awards to Mr. Baum or Mr. Boll during 2026.

Vesting amounts for Mr. Baum’s 2025 PSUs (889,500 in aggregate) are as follows:

Tranche	Target Stock Price	Number of Shares
Tranche 1	$50.00	124,530
Tranche 2	$60.00	186,795
Tranche 3	$75.00	257,955
Tranche 4	$100.00	320,220

Vesting amounts for Mr. Boll’s 2025 PSUs (405,750 in aggregate) are as follows:

Tranche	Target Stock Price	Number of Shares
Tranche 1	$50.00	56,805
Tranche 2	$60.00	85,208
Tranche 3	$75.00	117,668
Tranche 4	$100.00	146,069

The target stock prices assume that no dividends or similar distributions are made to stockholders of the Company. If such distributions are made, the applicable target stock prices would be adjusted downward in accordance with the terms of the awards.

2025 Equity Awards to Other NEOs

In 2025, the Compensation Committee granted equity awards to the Company’s other named executive officers as part of its overall compensation program to support retention and align executive interests with long-term stockholder value creation.

Dr. Shojaei and Mr. Mullery, who joined the Company in 2025, received initial equity awards of 30,000 and 33,000 stock options, respectively, as part of their new-hire compensation packages. These awards vest over a four-year period, with 25% vesting after one year of service and the remaining shares vesting in equal quarterly installments thereafter, subject to continued service.

The Compensation Committee determined the size and structure of these awards based on each executive’s role, experience and market competitiveness, as well as the Company’s compensation philosophy, which emphasizes equity-based incentives to support retention and long-term value creation.

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Option Exercises and Stock Vested

The following table provides information regarding stock option exercises and the vesting of stock awards held by our named executive officers during the fiscal year ended December 31, 2025.

	Option Awards (1)		Stock Awards (2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mark L. Baum	780,000	$25,285,800	762,300	$18,340,938
Andrew R. Boll	60,000	$2,586,600	346,500	$8,336,790
Francis W. Mullery	-	$-	-	$-
Amir H. Shojaei	-	$-	-	$-
John P. Saharek	60,000	$2,586,600	277,200	$6,669,432

(1)	For option awards, the value realized on exercise, if any, is based on the difference between the market price of the Company’s common stock on the date of exercise and the applicable exercise price of the option exercised, multiplied by the number of shares acquired on exercise.
(2)	For stock awards, the value realized on vesting, if any, is based on the market value of the Company’s common stock on the applicable vesting date, multiplied by the number of shares acquired on vesting.

In April 2023, the Company granted multi-year PSU awards to certain senior executives. On April 3, 2025, the applicable vesting criteria for those awards were satisfied, and the awards vested in full.

Pension Benefits

The Company does not maintain any defined benefit pension plans or actuarial pension plans for any of its named executive officers.

Nonqualified Deferred Compensation

The Company does not maintain any non-qualified defined contribution or other non-qualified deferred compensation plans for any of its named executive officers.

Compensation Arrangements with Mark L. Baum

Employment Agreements

On April 25, 2016, we entered into an employment agreement (the “Baum Agreement”) with Mr. Baum with respect to his employment as Chief Executive Officer. The Baum Agreement replaced Mr. Baum’s 2012 employment agreement, as amended, with the Company. Mr. Baum’s employment with the Company is at-will and may be terminated either by Mr. Baum or the Company at any time for any reason or for no reason. The Baum Agreement provides for an initial annual base salary and a target annual bonus incentive under the Company’s management incentive plan of 60% of his base salary.

Involuntary Termination

Should Mr. Baum’s employment be terminated by the Company without Cause (as defined in the Baum Agreement) or should Mr. Baum terminate his employment with the Company for Good Reason (as defined in the Baum Agreement) (each an “Involuntary Termination”), any unvested options shall be accelerated as if Mr. Baum had completed an additional 18 months of employment with the Company as of the date of such Involuntary Termination. In addition, Mr. Baum will receive an extension to exercise his vested options until the earlier of the original expiration date and 18 months following the date of his Involuntary Termination. In the event of an Involuntary Termination of Mr. Baum’s employment with the Company, Mr. Baum will be entitled to (i) a severance payment equal to the sum of 12 months of his then base salary plus the greater of his (x) annual bonus for the preceding calendar year or (y) target annual bonus for the year in which the termination occurs; (ii) his annual bonus for the year in which the termination occurs, determined based on actual results for such year, pro-rated up until the date of his termination; and (iii) continued group health plan coverage through COBRA for a period of up to 12 months.

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Change in Control Arrangements

In the event of an Involuntary Termination of Mr. Baum’s employment within one month prior to, or 12 months following, a Change in Control (as defined in the 2007 Plan), any unvested options shall be deemed fully vested as of the date of such Involuntary Termination. Should an Involuntary Termination of Mr. Baum’s employment occur within one month prior to, or 12 months following, a Change in Control, Mr. Baum shall be entitled to (i) a severance payment equal to the sum of 18 months of his then base salary plus the greater of his (x) annual bonus for the preceding calendar year or (y) target annual bonus for the year in which the termination occurs; (ii) his annual bonus for the year in which the termination occurs, determined based on actual results for such year, pro-rated up until the date of his termination; and (iii) continued group health plan coverage through COBRA for a period of up to 18 months.

Other Equity Incentive Grants

Mr. Baum has received equity awards, as detailed in the table entitled “Outstanding Equity Awards at Fiscal Year-End” above, and is eligible to receive additional equity awards at the time awards are granted to other senior executives and otherwise at the discretion of the Board.

Compensation Arrangements with Andrew R. Boll

Employment Agreements

On April 25, 2016, the Company entered into an employment agreement (the “Boll Agreement”) with Mr. Boll with respect to his employment as Chief Financial Officer and Corporate Secretary. The Boll Agreement replaced Mr. Boll’s 2012 employment agreement, as amended, with the Company. Mr. Boll’s employment with the Company is at-will and may be terminated either by Mr. Boll or the Company at any time for any reason or for no reason. The Boll Agreement provides for an initial annual base salary and a target annual incentive bonus of 50% of his annual base salary.

Involuntary Termination

Should Mr. Boll’s employment be terminated by the Company without Cause (as defined in the Boll Agreement) or should Mr. Boll terminate his employment with the Company for Good Reason (as defined in the Boll Agreement) (each an “Involuntary Termination”), any unvested options shall be accelerated as if Mr. Boll had completed an additional 12 months of employment with the Company as of the date of such Involuntary Termination. In addition, Mr. Boll will receive an extension to exercise his vested options until the earlier of the original expiration date and 12 months following the date of his Involuntary Termination. In the event of an Involuntary Termination of Mr. Boll’s employment with the Company, Mr. Boll will be entitled to (i) a severance payment equal to the sum of six months of his then base salary plus the greater of his (x) annual bonus for the preceding calendar year or (y) target annual bonus for the year in which the termination occurs; (ii) his annual bonus for the year in which the termination occurs, determined based on actual results for such year, pro-rated up until the date of his termination; and (iii) continued group health plan coverage through COBRA for a period of up to six months.

Change in Control Arrangements

Should an Involuntary Termination of Mr. Boll’s employment occur within one month prior to, or 12 months following, a Change in Control (as defined in the 2017 Plan), Mr. Boll shall be entitled to (i) a severance payment equal to the sum of 12 months of his then base salary plus the greater of his (x) annual bonus for the preceding calendar year or (y) target annual bonus for the year in which the termination occurs; (ii) his annual bonus for the year in which the termination occurs, determined based on actual results for such year, pro-rated up until the date of his termination; and (iii) continued group health plan coverage through COBRA for a period of up to 12 months. Furthermore, in the event of an Involuntary Termination of Mr. Boll’s employment within one month prior to, or 12 months following, a Change in Control, any unvested options shall be deemed fully vested as of the date of such Involuntary Termination.

Other Equity Incentive Grants

Mr. Boll has received equity awards, as detailed in the table entitled “Outstanding Equity Awards at Fiscal Year-End” above, and is eligible to receive additional equity awards at the time awards are granted to other senior executives and otherwise at the discretion of the Board.

Harrow, Inc. 2026 Proxy Statement	27

Compensation Arrangements with John P. Saharek

Employment Agreements

On April 25, 2016, the Company entered into an employment agreement (the “Saharek Agreement”) with Mr. Saharek with respect to his employment as Chief Commercial Officer. The Saharek Agreement replaced Mr. Saharek’s 2015 employment agreement with the Company. Mr. Saharek’s employment with the Company is at-will and may be terminated either by Mr. Saharek or the Company at any time for any reason or for no reason. The Saharek Agreement provides for an initial annual base salary of $260,000 and a target annual incentive bonus of 50% of his annual base salary.

Involuntary Termination

Should Mr. Saharek’s employment be terminated by the Company without Cause (as defined in the Saharek Agreement) or should Mr. Saharek terminate his employment with the Company for Good Reason (as defined in the Saharek Agreement) (each an “Involuntary Termination”), Mr. Saharek will receive an extension to exercise his vested options until the earlier of the original expiration date and 12 months following the date of his Involuntary Termination. In the event of an Involuntary Termination of Mr. Saharek’s employment with the Company, Mr. Saharek will be entitled to (i) a severance payment equal to the sum of six months of his then base salary plus the greater of his (x) annual bonus for the preceding calendar year or (y) target annual bonus for the year in which the termination occurs; (ii) his annual bonus for the year in which the termination occurs, determined based on actual results for such year, pro-rated up until the date of his termination; and (iii) continued group health plan coverage through COBRA for a period of up to six months.

Change in Control Arrangements

Should an Involuntary Termination of Mr. Saharek’s employment occur within one month prior to, or 12 months following, a Change in Control (as defined in the 2017 Plan), Mr. Saharek shall be entitled to (i) a severance payment equal to the sum of 12 months of his then base salary plus the greater of his (x) annual bonus for the preceding calendar year or (y) target annual bonus for the year in which the termination occurs; (ii) his annual bonus for the year in which the termination occurs, determined based on actual results for such year, pro-rated up until the date of his termination; and (iii) continued group health plan coverage through COBRA for a period of up to 12 months.

Other Equity Incentive Grants

Mr. Saharek has received equity awards, as detailed in the table entitled “Outstanding Equity Awards at Fiscal Year-End” above.

Compensation Arrangements with Francis W. Mullery

Employment Arrangement

On July 27, 2025, the Company entered into an offer letter with Mr. Mullery in connection with his employment as Senior Vice President, Operations Strategy, reporting to Andrew Boll, President and Chief Financial Officer, with a target start date of September 2, 2025. The offer letter provided for annual base compensation of $450,000 and an annual discretionary target bonus opportunity equal to 40% of base salary. The offer letter also provided that, for the 2025 calendar year, Mr. Mullery would be eligible for a target bonus equal to 40% of salary earned from his start date through year end, with a minimum 2025 bonus payment of $50,000. Any bonus is discretionary, based on the achievement of targets agreed upon by Mr. Mullery and Mr. Boll, and payable at the same time as bonus payments to other senior Harrow leadership, provided that Mr. Mullery remains employed on the payment date.

Effective October 6, 2025, Mr. Mullery was promoted to President and Chief Executive Officer of ImprimisRx, reporting to Mark L. Baum, Chairman and Chief Executive Officer of Harrow. In connection with that promotion, the Company delivered a promotion letter providing for annual base compensation of $467,999.94 and an annual discretionary bonus opportunity equal to 40% of base salary. The promotion letter states that any bonus remains discretionary, based on the achievement of agreed performance targets, and payable only if Mr. Mullery remains employed on the payment date.

Harrow, Inc. 2026 Proxy Statement	28

Severance Arrangement

Mr. Mullery’s offer letter provides that, if the Company terminates his employment without Cause (as defined in the Company’s equity incentive plan), the Company will pay him six months of base compensation through the normal payroll cycle. Mr. Mullery’s employment is at will. The October 6, 2025 promotion letter does not describe any additional severance or change in control benefits.

Equity Award

Subject to approval by the Compensation Committee of the Board of Directors, the offer letter provides that Mr. Mullery would be granted a stock option to purchase 33,000 shares of the Company’s common stock under the Company’s equity incentive plan. The option would have an exercise price per share equal to the fair market value of the Company’s common stock on the date of grant and would vest over four years, with 25% vesting on the first anniversary of the grant date and the remainder vesting in equal quarterly installments thereafter, subject to continued service. The offer letter also provides that Mr. Mullery may become eligible for additional equity awards in the future based on performance and other factors determined by the Board.

Benefits and Other Terms

Mr. Mullery is eligible to participate in the Company’s employee benefit plans on the same basis as similarly situated employees, including medical, dental and vision benefits, paid time off and the Company’s 401(k) plan, subject to the terms of those plans. The offer letter also provides that he is entitled to indemnification in accordance with Company policy and applicable law and to coverage under any applicable director and officer insurance policy maintained by the Company for executive officers and management.

Compensation Arrangements with Amir H. Shojaei

Employment Arrangement

On November 18, 2024, the Company entered into an offer letter with Dr. Shojaei in connection with his employment as Chief Scientific Officer, reporting to Mark L. Baum, Chairman and Chief Executive Officer, with a target start date of January 6, 2025. The offer letter provides for an annual base salary of $450,000 and an annual discretionary target bonus opportunity equal to 50% of base salary. Any annual bonus is based on the achievement of targets agreed upon by Dr. Shojaei and Mr. Baum, is not guaranteed, and is payable at the same time as bonus payments to other senior Harrow leadership. The offer letter also provides that Dr. Shojaei would receive an advance of $30,000 of his potential 2025 target bonus amount, and that he would be required to repay that amount if he voluntarily terminated employment before December 31, 2025.

Severance Arrangement

The offer letter further provides that, upon completion of 12 months of service as Chief Scientific Officer, if the Company terminates Dr. Shojaei’s employment without cause, the Company will pay him 12 months of base compensation through the normal course of payroll. Dr. Shojaei’s employment is at will.

Equity Award

The offer letter also provides that, subject to approval by the Compensation Committee of the Board, Dr. Shojaei would be granted a stock option to purchase 30,000 shares of the Company’s common stock under the Company’s equity incentive plan. The option would have an exercise price equal to the fair market value of the Company’s common stock on the date of grant and would vest over four years, with 25% vesting on the first anniversary of the grant date and the remainder vesting in equal quarterly installments thereafter, subject to continued service.

Benefits

Dr. Shojaei is eligible to participate in the Company’s employee benefit plans on the same basis as similarly situated employees, including medical, dental and vision benefits, paid time off and the Company’s 401(k) plan, subject to the terms of those plans.

Harrow, Inc. 2026 Proxy Statement	29

Potential Payments Upon Termination or Change in Control as of December 31, 2025

The following table summarizes the estimated payments and benefits that would have become payable to each of our named executive officers if the applicable termination of employment or qualifying change in control event had occurred on December 31, 2025, based on the terms of the agreements and arrangements in effect on that date.

The amounts shown below are estimates only and do not necessarily reflect the actual amounts that would be paid to a named executive officer, which would depend on the timing and circumstances of the actual event and other factors, including the executive’s base salary, annual incentive opportunity, the Company’s stock price, and the value and status of outstanding equity awards at the time of termination or the change in control. In addition, the table does not include amounts earned through December 31, 2025 that were otherwise payable in the ordinary course, such as accrued salary, earned but unpaid bonus amounts for completed performance periods, vested retirement benefits, or benefits available generally to salaried employees.

Name	Triggering Event	Cash Severance (1)	Prorated Bonus/ Incentive Compensation (2)	Equity Acceleration/ Incremental Equity Value (3)	Continued Health Benefits (4)	Other Benefits (5)	Total (6)
Mark L. Baum	Involuntary termination without cause or resignation for good reason	$1,366,528	$542,491	$-	$22,501	$-	$1,931,520
	Qualifying termination in connection with a change in control	$1,743,983	$542,491	$-	$33,752	$-	$2,320,226
Andrew R. Boll	Involuntary termination without cause or resignation for good reason	$595,560	$258,258	$-	$11,251	$-	$865,069
	Qualifying termination in connection with a change in control	$848,189	$258,258	$-	$22,501	$-	$1,128,948
Francis W. Mullery	Involuntary termination without cause or resignation for good reason	$234,000	$-	$-	$-	$-	$234,000
	Qualifying termination in connection with a change in control	$234,000	$-	$-	$-	$-	$234,000
Amir H. Shojaei	Involuntary termination without cause or resignation for good reason	$-	$-	$-	$-	$-	$-
	Qualifying termination in connection with a change in control	$-	$-	$-	$-	$-	$-
John P. Saharek	Involuntary termination without cause or resignation for good reason	$475,614	$237,807	$-	$8,006	$-	$721,427
	Qualifying termination in connection with a change in control	$713,421	$237,807	$-	$16,012	$-	$967,240

(1)	Cash severance amounts represent the severance payments payable under the applicable employment or severance arrangement, based on the named executive officer’s base salary in effect as of December 31, 2025, plus, where applicable, the greater of the annual bonus for the preceding calendar year or the target annual bonus for the year in which termination occurs.
(2)	Prorated bonus or incentive compensation amounts, where applicable, reflect the portion of the annual incentive opportunity that would have been payable based on the terms of the applicable agreement, assuming the relevant performance criteria were satisfied at the level required under such agreement or arrangement.
(3)	Equity acceleration or incremental equity value, if any, is based on the value of accelerated vesting of outstanding equity awards and/or any incremental value attributable to an extended post-termination exercise period, determined using the closing price of the Company’s common stock on December 31, 2025, of $49.00 per share.
(4)	Continued health benefits reflect the estimated cost to the Company of continued group health plan coverage under COBRA for the applicable benefit continuation period, based on the premium rates in effect on December 31, 2025.
(5)	The amounts shown do not include benefits that are available generally to salaried employees on a nondiscriminatory basis or amounts that were vested and accrued as of December 31, 2025.
(6)	The Company does not provide any excise tax gross-up payments in connection with a change in control to any named executive officer.

Harrow, Inc. 2026 Proxy Statement	30

CEO PAY RATIO

Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, the Company is required to disclose the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all other employees.

For the fiscal year ended December 31, 2025:

Item	Details
Median annual total compensation of all employees (excluding CEO)	$89,719
Annual total compensation of CEO Mark L. Baum	$23,606,274
CEO Pay Ratio	263 to 1

The Company identified the median employee using total cash compensation reflected in the Company’s payroll records for all full-time, part-time and temporary employees as of December 31, 2025, excluding our Chief Executive Officer. After identifying the median employee, the Company calculated annual total compensation for that employee using the same methodology used for named executive officers in the Summary Compensation Table.

Harrow, Inc. 2026 Proxy Statement	31

PAY-VERSUS-PERFORMANCE

The following table provides information regarding compensation actually paid to our Principal Executive Officer (“PEO”) and our other named executive officers (“Non-PEO NEOs”) and certain financial performance measures for the fiscal years presented. The amounts shown as “compensation actually paid” have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect the amounts actually realized by the executives during the applicable years.

The Compensation Committee does not use total stockholder return (“TSR”) or peer group TSR as direct performance measures in determining executive compensation. However, because a significant portion of our executive compensation is delivered in the form of equity awards, the value of such compensation is directly affected by changes in our stock price and, therefore, aligned with stockholder return over time.

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (1)(2)	Average Summary Compensation Table Total for Other NEOs (1)	Average Compensation Actually Paid to Other NEOs (1)(2)	Total Stockholder Return (3)	Peer Group Total Stockholder Return (4)	Net Loss (5)	Company-Selected Measure (Revenue) (6)
2025	$23,606,274	$33,129,871	$3,563,795	$16,340,716	$714	$120	$5,139,000	$272,303,000
2024	$1,358,490	$21,472,938	$796,334	$9,025,662	$489	$91	$17,481,000	$199,614,000
2023	$15,256,463	$3,113,361	$6,472,781	$1,934,673	$163	$92	$24,411,000	$130,193,000
2022	$1,195,141	$9,511,499	$710,637	$3,053,124	$215	$89	$14,086,000	$88,595,000
2021	$7,321,467	$8,694,376	$3,014,506	$3,538,146	$126	$99	$18,007,000	$72,476,000

(1)	Mark Baum was our PEO for each year presented.
(2)	The following tables set forth adjustments made during each year presented to arrive at the CAP Amounts for our PEO and Other NEOs, respectively, during each year:

CEO – Mark L. Baum – Equity Award Adjustments
Adjustments	2025	2024	2023	2022	2021
SCT Amounts	$23,606,274	$1,358,490	$15,256,463	$1,195,141	$7,321,467
(Subtract): Aggregate value for stock awards and option awards included in SCT amounts for the covered fiscal year	$(22,294,873)	$-	$(14,150,821)	$-	$(6,251,841)
Add: Fair value at year end of awards granted during the covered fiscal year that were outstanding and unvested at the covered fiscal year end	$39,052,697	$-	$5,504,217	$-	$6,962,777
Add (Subtract): Year-over-year change in fair value at covered fiscal year end of awards granted in any prior fiscal year that were outstanding and unvested at the covered fiscal year end	$-	$20,070,948	$-	$7,390,670	$(1,491,366)
Add: Vesting date fair value of awards granted and vested during the covered fiscal year	$-	$-	$-	$-	$-
(Subtract) Add: Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during the covered fiscal year	$(7,234,227)	$43,500	$(3,496,498)	$925,688	$2,153,339
Add: Fair value at end of prior fiscal year of awards granted in any prior fiscal year that failed to meet the applicable vesting conditions during the covered fiscal year	$-	$-	$-	$-	$-
Add: Dividends or other earnings paid on stock or option awards in the covered fiscal year prior to vesting if not otherwise included in the total compensation for the covered fiscal year	$-	$-	$-	$-	$-
CAP Amounts (as calculated)	$33,129,871	$21,472,938	$3,113,361	$9,511,499	$8,694,376

Harrow, Inc. 2026 Proxy Statement	32

Non-CEO Equity Award Adjustments*
Adjustments	2025	2024	2023	2022	2021
SCT Amounts	$3,563,795	$796,334	$6,472,781	$710,637	$3,014,506
(Subtract): Aggregate value for stock awards and option awards included in SCT amounts for the covered fiscal year	$(2,973,779)	$-	$(5,788,972)	$-	$(2,345,183)
Add: Fair value at year end of awards granted during the covered fiscal year that were outstanding and unvested at the covered fiscal year end	$19,872,664	$-	$2,251,725	$-	$2,642,227
Add (Subtract): Year-over-year change in fair value at covered fiscal year end of awards granted in any prior fiscal year that were outstanding and unvested at the covered fiscal year end	$-	$8,210,842	$-	$1,948,868	$46,479
Add: Vesting date fair value of awards granted and vested during the covered fiscal year	$-	$-	$-	$-	$-
(Subtract) Add: Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during the covered fiscal year	$(4,121,964)	$18,486	$(1,000,861)	$393,619	$180,117
Add: Fair value at end of prior fiscal year of awards granted in any prior fiscal year that failed to meet the applicable vesting conditions during the covered fiscal year	$-	$-	$-	$-	$-
Add: Dividends or other earnings paid on stock or option awards in the covered fiscal year prior to vesting if not otherwise included in the total compensation for the covered fiscal year	$-	$-	$-	$-	$-
CAP Amounts (as calculated)	$16,340,716	$9,025,662	$1,934,673	$3,053,124	$3,538,146

*	The Non-CEO named executive officers for 2025 include Andrew R. Boll, John P. Saharek, Francis W. Mullery and Amir H. Shojaei, and for 2024 through 2021 include Andrew R. Boll and John P. Saharek.

(3)	Total Stockholder Return (“TSR”) represents the cumulative growth of a hypothetical $100 investment in the Company made as of December 31, 2020, reflected as of the end of each respective year.
(4)	Peer group TSR represents the cumulative growth of a hypothetical $100 investment made as of December 31, 2020 in the Nasdaq Biotechnology Index, reflected as of the end of each respective year.
(5)	Represents the amount of net loss reflected in our consolidated financial statements for each covered fiscal year.
(6)	The Company selected revenue as its most important financial performance measure because it reflects the Company’s commercial growth and operational execution, which are key drivers of long-term stockholder value.

Relationship Between Compensation Actually Paid and TSR

As illustrated in the table above, compensation actually paid to our PEO and Non-PEO NEOs fluctuates from year to year, in part due to changes in the Company’s stock price and in part due to fluctuations in equity awards granted to our NEOs year-to-year. Because equity awards are revalued based on stock price performance, increases in our stock price generally result in higher compensation actually paid, while decreases in stock price generally result in lower compensation actually paid.

Although TSR is not used as a direct input in determining compensation, the Compensation Committee believes that the use of equity-based compensation aligns executive interests with those of stockholders by linking a substantial portion of compensation to stock price performance over time.

Relationship Between Compensation Actually Paid and Net Loss

The Company has historically reported net losses as it continues to invest in the growth of its business, including commercial expansion, product development and strategic initiatives. As a result, net loss is not used by the Compensation Committee as a primary measure in determining executive compensation.

Instead, the Compensation Committee evaluates performance based on metrics it believes better reflect the Company’s operating progress and long-term value creation, including revenue, adjusted EBITDA, product performance and key strategic initiatives, which are also reflected in the Company’s selected performance measures for purposes of the pay-versus-performance disclosure. Accordingly, compensation actually paid to our named executive officers is not directly correlated with net loss.

Harrow, Inc. 2026 Proxy Statement	33

Relationship Between Compensation Actually Paid and Revenue

The Company has identified Revenue as its Company-Selected Measure, which represents the most important financial performance measure used to link executive compensation actually paid to Company performance.

Compensation actually paid to our PEO and Non-PEO NEOs is influenced by this measure primarily through our annual incentive compensation program, which is designed to reward achievement of key financial and operational objectives.

In general:

●	When the Company achieves or exceeds its performance targets for this measure, annual incentive payouts increase, contributing to higher compensation actually paid; and
●	When performance falls below target levels, incentive payouts are reduced, resulting in lower compensation actually paid.

The Compensation Committee selected this measure because it reflects the Company’s operational performance and growth and is a key driver of long-term stockholder value.

Relationship Between Company Performance and Peer Group TSR

The Company’s TSR is compared to the TSR of the Nasdaq Biotechnology Index, as required by SEC rules. The peer group TSR is calculated using the same methodology as the Company’s TSR and provides context for evaluating relative stockholder return performance.

While the Compensation Committee does not directly benchmark compensation decisions to peer group TSR, it considers overall market conditions and relative performance in evaluating the competitiveness and effectiveness of the Company’s executive compensation program.

Tabular List of Most Important Performance Measures

The following represents the most important financial and non-financial performance measures used by the Company to link executive compensation actually paid to Company performance for the most recently completed fiscal year:

●	Revenue;
●	Strategic and operational milestones;
●	Product development and commercialization objectives; and
●	Individual performance objectives.

Harrow, Inc. 2026 Proxy Statement	34

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes our equity compensation plans under which our equity securities are authorized for issuance as of December 31, 2025.

Equity Compensation Plan Information

	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (1)
Equity compensation plans approved by security holders	1,637,072	$9.86	(2)	3,720,718
Equity compensation plans not approved by security holders	-	-		-
Total	1,637,072	$9.86	(2)	3,720,718

(1)	Represents shares reserved under the 2025 Plan. See Note 15 to our consolidated financial statements included in the Annual Report for additional information on the 2025 Plan. The 2007 Plan reached its term in September 2017. On June 18, 2025, the Company’s stockholders adopted the 2025 Plan. As of December 31, 2025, the 2025 Plan provides for the issuance of a maximum of 3,950,000 shares of the Company’s common stock. The purpose of the plan is to attract and retain directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons in the Company’s development and financial success. Under the 2025 Plan, the Company is authorized to issue incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, non-qualified stock options, restricted stock units and restricted stock. The 2025 Plan is administered by the Compensation Committee of the Company’s Board of Directors. We no longer issue additional awards under the 2007 Plan or 2017 Plan; however, options still outstanding and previously issued under these plans will remain outstanding until they are exercised, reach their maturity, or are otherwise canceled/forfeited. On June 18, 2025, the Company’s Board of Directors and stockholders adopted the 2025 Plan. The Company had 3,720,718 shares available for future issuance under the 2025 Plan as of December 31, 2025.
(2)	Excludes outstanding RSUs and PSUs, which have no associated exercise price.

Harrow, Inc. 2026 Proxy Statement	35

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth the shares of our common stock beneficially owned by (i) each of our directors, (ii) each of our named executive officers, (iii) all of our directors and executive officers as a group, and (iv) all persons known by us to beneficially own more than 5% of our outstanding common stock. We have determined the beneficial ownership shown on this table in accordance with the rules of the SEC. Under these rules, shares are considered beneficially owned if held by the person indicated, or if such person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares the power to vote, to direct the voting of and/or to dispose of or to direct the disposition of such shares. Except as otherwise indicated in the accompanying footnotes, the information in the table below is based on information as of April 21, 2026. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power with respect to shares of common stock, and the address for such person is c/o Harrow, Inc., 1A Burton Hills Blvd., Suite 200, Nashville, TN 37215.

Beneficial Owner	Number of Shares and Nature of Beneficial Ownership	Percentage (1)
5% + Stockholders
Opaleye L.P. and related persons (2)	3,681,428	9.88%
Private Capital Management LLC (3)	3,630,496	9.74%
BlackRock, Inc. (4)	2,220,538	5.96%
Daniel Kaufman (5)	1,878,000	5.04%

Directors and Officers
Mark L. Baum (6)	3,663,630	9.65%
Andrew R. Boll (7)	1,023,179	2.73%
Francis W. Mullery	-	*
Amir H. Shojaei (8)	9,375	*
Lauren P. Silvernail (9)	18,805	*
Adrienne L. Graves (10)	18,805	*
Perry J. Sternberg (11)	36,553	*
All executives and directors as a group (7 persons)	4,770,347	12.80%

*	Less than 1%.
(1)	Beneficial ownership percentages are based on 37,273,420 shares of our common stock outstanding as of April 21, 2026. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days after April 21, 2026, are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. As of the date of this proxy statement, other than Daniel Kaufman, the institutional investors listed in the table above have not filed a current Schedule 13G or Schedule 13D filing, or an amendment thereto, related to the Company’s securities since 2024. Accordingly, the beneficial ownership information reported herein may not reflect such stockholders’ current ownership.
(2)	This information is based on a Form 4 filed on March 5, 2026, by Opaleye L.P., Opaleye Management, Inc. and James Silverman (collectively, “Opaleye”). Opaleye reported that it possessed shared voting power and shared dispositive power with respect to all of the shares. The address for Opaleye is One Boston Place, 26th Floor, Boston, Massachusetts 02108.
(3)	This information is based on a Schedule 13G filed on January 9, 2024, by Private Capital Management, LLC. and Chad D. Atkins (collectively, “Private Capital”). Private Capital reported that it possessed sole voting power of and sole dispositive power of 2,083,781 shares and shared voting power and shared dispositive power of 1,546,715 shares. The address for Private Capital is 8889 Pelican Bay Boulevard, Suite 500, Naples, Florida 34108.
(4)	This information is based on a Schedule 13G filed on January 29, 2024, by BlackRock, Inc. BlackRock, Inc. reported that it possessed sole voting power of and sole dispositive power of 2,182,882 shares and shared voting power and shared dispositive power with respect to all of the shares. The address for BlackRock, Inc. is 50 Hudson Yards New York, New York 10001.
(5)	This information is based on a Schedule 13G filed on March 11, 2026, by Daniel Kaufman, an individual investor. Mr. Kaufman reported that he possessed sole voting power of and sole dispositive power with respect to all of the shares. The address for Mr. Kaufman is 2158 Park Boulevard, San Juan, Puerto Rico 00913.
(6)	Includes 677,500 shares of common stock issuable upon the exercise of stock options exercisable within 60 days after April 21, 2026.
(7)	Includes 212,000 shares of common stock issuable upon the exercise of stock options exercisable within 60 days after April 21, 2026.
(8)	Includes 9,375 shares of common stock issuable upon the exercise of stock options exercisable within 60 days after April 21, 2026.

Harrow, Inc. 2026 Proxy Statement	36

(9)	Includes 18,805 shares of common stock issuable upon Ms. Silvernail’s discontinuation of service as a director within 60 days after April 21, 2026.
(10)	Includes 18,805 shares of common stock issuable upon Ms. Graves discontinuation of service as a director within 60 days after April 21, 2026.
(11)	Includes 36,553 shares of common stock issuable upon Mr. Sternberg’s discontinuation of service as a director within 60 days after April 21, 2026.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of our Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock. These officers, directors and greater than 10% stockholders are required by SEC rules to furnish us with copies of all Section 16(a) reports they file. There are specific due dates for these reports and we are required to report in this Proxy Statement any failure to file reports in a timely manner as required during 2025. Based upon a review of these filings and written representations from our directors and executive officers, we believe that all reports required to be filed with the SEC pursuant to Section 16(a) during 2025 were filed in a timely manner, except that Randall Pollard, our Chief Accounting Officer, filed a report on Form 4 on September 9, 2025, with respect to an award of stock options on September 1, 2025.

Harrow, Inc. 2026 Proxy Statement	37

REPORT OF THE AUDIT COMMITTEE

The Audit Committee manages relations with and evaluates the performance of the Company’s independent registered public accounting firm, and evaluates policies and procedures relating to internal control systems. The Audit Committee operates under a written Audit Committee charter that has been adopted by the Board, a copy of which is available for review on the Investors section of the Company’s website, www.harrow.com, under Corporate Governance.

The Company’s management has the primary responsibility for the financial statements and reporting process, including the Company’s system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements included in the Annual Report. This review included a discussion of the quality and the acceptability of the Company’s financial reporting, including the nature and extent of disclosures in the financial statements and the accompanying notes. The Audit Committee also reviewed the progress and results of the testing of the design and effectiveness of the Company’s internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee reviewed and discussed with the Company’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America, its judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with such firm by Public Company Accounting Oversight Board and the SEC. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the Public Company Accounting Oversight Board.

In addition to the matters specified above, the Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope, plans and estimated costs of their audit. The Audit Committee met with the independent registered public accounting firm periodically, with and without management present, to discuss the results of the independent registered public accounting firm’s examinations, the overall quality of the Company’s financial reporting and the independent registered public accounting firm’s reviews of the quarterly financial statements and drafts of the quarterly and annual reports.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for the fiscal year ended December 31, 2025, should be included in the Annual Report.

Submitted by the Audit Committee of the Board of Directors

Lauren P. Silvernail (Chair)
Perry J. Sternberg
Adrienne L. Graves

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

Harrow, Inc. 2026 Proxy Statement	38

PROPOSAL 2 - ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) added Section 14A to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which enables our stockholders to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with Securities and Exchange Commission (“SEC”) rules.

Our named executive officer compensation program is designed to attract, motivate and retain our named executive officers, who are critical to our success. Our Compensation Committee believes an effective compensation program is one that is designed to recruit and retain executive leadership focused on attaining long-term corporate goals and increasing stockholder value. The Compensation Committee believes that it has taken a responsible approach to compensating our named executive officers.

We urge stockholders to read the “Executive Compensation” section of this Proxy Statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, including the Summary Compensation Table and other related compensation tables and narratives in such section, which provide detailed information on the compensation of our named executive officers. The Board and the Compensation Committee believe that the policies and procedures described and explained therein are effective in achieving our goals and that the compensation of our named executive officers reported in this Proxy Statement supports and contributes to the Company’s long-term success.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2026 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

Vote Required and Board of Directors’ Recommendation

The say-on-pay vote is advisory, and therefore, not binding on the Company, the Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL
OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS ON A NON-BINDING,
ADVISORY BASIS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO
THE COMPENSATION DISCLOSURE RULES OF THE SEC.

Harrow, Inc. 2026 Proxy Statement	39

PROPOSAL 3 - RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Deloitte & Touche LLP (“Deloitte”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2026, and has further directed that the selection of Deloitte be submitted for ratification by our stockholders at our Annual Meeting.

Representatives of Deloitte are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Deloitte as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board is submitting the selection of Deloitte to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, our Audit Committee will reconsider whether or not to retain Deloitte. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our and our stockholders’ best interests.

Transition from Crowe to Deloitte

Crowe LLP (“Crowe”) served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2024. On September 17, 2025, the Audit Committee approved the appointment of Deloitte as the Company’s independent registered public accounting firm. The Company disclosed this appointment in a Current Report on Form 8-K filed with the SEC on September 19, 2025. Deloitte served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2025, and continues to serve in that capacity.

Crowe’s report on the Company’s consolidated financial statements for the year ended December 31, 2024 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

Crowe was engaged by the Company on June 25, 2024, and served as the Company’s independent accountant for the fiscal year ended December 31, 2024. Crowe did not audit the Company’s financial statements for any other fiscal year. From the date of Crowe’s engagement, during the Company’s fiscal year ended December 31, 2024 and the subsequent interim period through the date of dismissal, (i) there were no disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto, with Crowe on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Crowe, would have caused it to make reference to the subject matter of the disagreements in connection with its reports, (ii) there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto, and (iii) neither we nor anyone acting on our behalf consulted with Deloitte regarding any of the matters described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

We provided Crowe with a copy of the foregoing disclosures and requested Crowe to furnish us with a letter addressed to the SEC stating whether it agrees with the statements made by us set forth above and, if not, stating the respects in which it does not agree. Crowe’s letter, dated September 19, 2025, was filed as Exhibit 16 to our Current Report on Form 8-K, filed with the SEC on September 19, 2025.

Transition from KMJ to Crowe

On May 20, 2024, the partners and professional staff of KMJ Corbin & Company LLP (“KMJ”), which was engaged as the independent registered public accounting firm of the Company since 2007, joined Crowe. As a result, KMJ resigned as the Company’s independent registered public accounting firm on June 24, 2024. Following the resignation of KMJ, the Company, through and with the approval of its Audit Committee, appointed Crowe as its independent registered public accounting firm effective June 25, 2024.

KMJ’s reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2023 and 2022 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

Harrow, Inc. 2026 Proxy Statement	40

During the Company’s fiscal years ended December 31, 2023 and 2022 and the subsequent interim period through the date of resignation, (i) there were no disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K, between the Company and KMJ on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KMJ, would have caused KMJ to make reference to the subject matter of the disagreements in connection with its audit reports on the Company’s consolidated financial statements, (ii) there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto, and (iii) neither we nor anyone acting on our behalf consulted with KMJ regarding any of the matters described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

We provided KMJ with a copy of the foregoing disclosures and requested KMJ to furnish us with a letter addressed to the SEC stating whether it agrees with the statements made by us set forth above and, if not, stating the respects in which it does not agree. KMJ’s letter, dated June 26, 2024, was filed as Exhibit 16 to our Current Report on Form 8-K, filed with the SEC on June 26, 2024.

Audit and All Other Fees

Aggregate fees billed by Deloitte and Crowe, as applicable, for the year ended December 31, 2025, and by Crowe and KMJ, as applicable, for the year ended December 31, 2024, are set forth below. The amounts disclosed include billed out-of-pocket expenses associated with the applicable services.

	Years Ended December 31,
	2025	2024
Audit Fees (1)	$1,141,429	$804,416
Audit-Related Fees (2)	$64,126	$53,250
Tax Fees (3)	$99,745	$163,983
Total	$1,305,300	$1,021,649

(1)	“Audit Fees” for 2025 include fees billed or expected to be billed by Deloitte and Crowe, as applicable, for the audit of the Company’s annual consolidated financial statements, reviews of the Company’s interim consolidated financial statements included in Quarterly Reports on Form 10-Q, and services normally provided in connection with statutory and regulatory filings or engagements. Crowe was dismissed on September 17, 2025, and Deloitte was appointed on September 17, 2025. “Audit Fees” for 2024 include fees billed by Crowe and KMJ, as applicable. KMJ resigned on June 24, 2024, and Crowe was appointed effective June 25, 2024.
(2)	“Audit-Related Fees” represent fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under audit fees.
(3)	“Tax Fees” consist of aggregate fees for tax compliance and tax advice, including the review and preparation of income tax returns for our various jurisdictions.

Pre-Approval Policy

Our Audit Committee pre-approves all services to be provided by the Company’s independent registered public accounting firm. All services reflected in the fee table above that were provided by Deloitte, Crowe and KMJ, as applicable, were pre-approved by the Audit Committee.

Vote Required and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal at a meeting at which a quorum is present. Abstentions will be counted as present for purposes of determining the presence of a quorum, but are not considered votes for or against this proposal. Accordingly, abstentions and broker non-votes will have no effect on the outcome of this proposal. Broker non-votes are not expected to result from the vote on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

Harrow, Inc. 2026 Proxy Statement	41

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions since January 1, 2025, to which the Company has been a participant and in which any related person had or will have a direct or indirect material interest, as required under Item 404(a) of Regulation S-K.

The charter of the Audit Committee of our Board tasks the Audit Committee with reviewing all related party transactions for potential conflict of interest situations on an ongoing basis (if such transactions are not reviewed and overseen by another independent body of the Board). In accordance with that policy, the Audit Committee’s general practice is to review and oversee any transactions that are reportable as related party transactions under Financial Accounting Standards Board (FASB) and SEC rules and regulations. Management advises the Audit Committee and the full Board of Directors on a regular basis of any such transaction that is proposed to be entered into or continued and seeks approval.

Transactions with Related Persons

Investment in Surface Ophthalmics, Inc. and Related Agreements

The Company owns 3,500,000 common shares of Surface Ophthalmics, Inc. (“Surface”), representing approximately 20% of Surface’s outstanding equity. The Company accounts for this investment under the equity method of accounting, as management has concluded that the Company has the ability to exercise significant influence over Surface’s operating and financial policies.

Under the equity method, the Company recognizes its proportionate share of Surface’s net earnings or losses in its consolidated statements of operations and adjusts the carrying amount of its investment accordingly. The Company’s share of earnings or losses is based on its ownership interest in Surface, and intra-entity profits and losses are eliminated.

During the year ended December 31, 2021, the Company reduced the carrying value of its investment in Surface to zero after recognizing cumulative equity method losses equal to its investment balance of $5,320,000. The Company does not have any contractual commitments to provide additional funding or financial support to Surface and has not guaranteed any obligations of Surface. Accordingly, the Company has not recognized additional losses in excess of its investment balance. As of December 31, 2025 and 2024, the Company’s cumulative share of Surface’s net losses exceeded the carrying value of the investment; however, such unrecognized losses were not material to the Company’s consolidated financial statements. Future equity method income, if any, will be recognized only to the extent it exceeds the cumulative unrecognized losses.

The following table summarizes the Company’s investment in Surface as of December 31, 2025 and 2024:

	Cost Basis	Share of Equity Method Losses	Net Carrying value
Common stock	$5,320,000	$(5,320,000)	$-

Mark L. Baum was a director of Surface until 2023 and Adrienne Graves was a director of Surface until 2024. Perry J. Sternberg, director of the Company, is currently a director of Surface.

Acquisition of Remaining Interests in Melt Pharmaceuticals, Inc.

In September 2025, Harrow entered into an Agreement and Plan of Merger to acquire the remaining equity interests in Melt Pharmaceuticals, Inc. (“Melt”) that it did not already own. The transaction closed on November 17, 2025. At closing, Harrow paid approximately $4.3 million in cash and agreed to provide contingent consideration tied to specified regulatory, reimbursement and commercial milestones for MELT-300, including potential cash payments and an equity issuance if such milestones are achieved on or before December 31, 2035.

At the time the transaction was approved, Harrow’s Chief Executive Officer, Mark L. Baum, Chief Financial Officer, Andrew R. Boll, and John P. Saharek, former Chief Executive Officer of ImprimisRx, among others, held equity interests in Melt and therefore had indirect interests in the transaction. In connection with the closing of the merger on November 17, 2025, Mr. Baum received approximately $428,000, Mr. Boll received approximately $204,000 in cash, and Mr. Saharek received approximately $10,000 in cash at closing and became entitled to contingent consideration on the same terms as other Melt equity holders if the applicable milestones are achieved. For that reason, the transaction was reviewed as a related-person transaction under Harrow’s related-person transaction approval procedures. The transaction was reviewed, negotiated and approved by a special committee of the Board composed solely of independent and disinterested directors. Neither the Chief Executive Officer nor the President and Chief Financial Officer participated in the special committee’s approval of the transaction. The special committee determined that the transaction was advisable and in the best interests of Harrow and its stockholders.

Harrow, Inc. 2026 Proxy Statement	42

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement, annual report or Notice of Internet Availability of Proxy Materials addressed to those stockholders. This process, which is commonly referred to as “householding,” can provide added convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are the Company’s stockholders will be “householding” our proxy materials. A single copy of the Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, annual report or Notice of Internet Availability of Proxy Materials from us, please notify your broker, direct your written request to Harrow, Inc., c/o Corporate Secretary, 1A Burton Hills Blvd., Suite 200, Nashville, TN 37215 or call Investor Relations at (615) 733-4731, and we will promptly thereafter deliver separate copies to you. Stockholders who currently receive multiple copies of our proxy materials at their address and would like to request “householding” of these materials should contact their brokers.

STOCKHOLDER PROPOSALS

Stockholder Proposals for 2027 Annual Meeting of Stockholders

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in our proxy statement for our 2027 Annual Meeting, a stockholder’s proposal must be received by our Corporate Secretary at our principal executive offices no later than December 25, 2026, unless the date of our 2027 Annual Meeting is more than 30 days before or after the one-year anniversary date of the Annual Meeting, in which case such proposals must be received by the Company a reasonable time before the Company begins to print and send applicable proxy materials to stockholders. In addition, stockholder proposals must otherwise comply with Rule 14a-8 under the Exchange Act, including delivery of proof of ownership of our common stock in accordance with Rule 14a-8(b)(2). The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.

Advance Notice Requirements for the 2027 Annual Meeting of Stockholders

Our Bylaws require advance notice of business to be brought before a stockholders’ meeting, including nominations of persons for election as directors. To be timely, in the case of a stockholder seeking to have a proposal included in the Company’s proxy statement, notice of business must be received by our Corporate Secretary at our principal executive offices not less than 120 days nor more than 180 days prior to the anniversary date of the mailing of the proxy materials for the preceding year’s annual meeting, or between October 26, 2026, and December 25, 2026, for our 2027 Annual Meeting, except if we did not hold an annual meeting the previous year, or if the date of the applicable annual meeting of stockholders has been changed by more than 30 days from the date of the previous year’s annual meeting, then the deadline is a reasonable time before we begin to print and mail our proxy materials to stockholders, and not later than the close of business on the later of (i) the 90th day prior to the scheduled annual meeting or (ii) the 15th day following the day on which public announcement of the date of the annual meeting was first made. If a stockholder is not seeking inclusion of the proposal in the Company’s proxy statement, timely notice of business to be brought before our 2027 Annual Meeting must be received by our Corporate Secretary at our principal executive offices not less than 90 days prior to the date of the annual meeting. Any notice of a stockholder proposal must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters.

A stockholder who desires to recommend a candidate for nomination to our Board of Directors must do so in writing to our Corporate Secretary at our principal executive offices, which written notice must be received no later than 90 days before the date of the annual meeting of stockholders at which directors are to be elected. In addition to satisfying the foregoing advance notice requirements under our Bylaws, to comply with the universal proxy rules for the 2027 Annual Meeting, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 20, 2027, except if we did not hold an annual meeting the previous year, or if the date of the applicable annual meeting of stockholders has been changed by more than 30 days from the date of the previous year’s annual meeting, then the notice must be provided by the later of 60 days prior to the date of the annual meeting or the 10th day following the day on which public announcement of the date of the annual meeting was first made.

Harrow, Inc. 2026 Proxy Statement	43

A copy of our Bylaws may be obtained by written request to the Corporate Secretary at Harrow, Inc., c/o Corporate Secretary, 1A Burton Hills Blvd., Suite 200, Nashville, TN 37215. Our Bylaws are also available by accessing the exhibits to the Annual Report filed with the SEC. If a stockholder does not comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, and we do comply with such requirements, then we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination.

ANNUAL REPORT

As indicated in the Notice of Internet Availability of Proxy Materials, a copy of this Proxy Statement and the Annual Report has been posted on the website www.proxyvote.com. Upon the written request of any stockholder entitled to vote at the Annual Meeting, we will provide, without charge, additional copies of the Annual Report upon the receipt of a written or oral request by any stockholder.

We have elected to provide this Proxy Statement and the Annual Report over the Internet through a “notice and access” model. The Notice of Internet Availability of Proxy Materials provides instructions on how you may access this Proxy Statement and the Annual Report on the Internet at www.proxyvote.com or request a printed copy at no charge. In addition, the Notice of Internet Availability of Proxy Materials provides instructions on how you may request to receive, at no charge, all future proxy materials in printed form by mail or electronically by email. Your election to receive proxy materials by mail or email will remain in effect until you revoke it. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to stockholders and will reduce the impact of our annual meetings on the environment.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Mark L. Baum
Chief Executive Officer and Chairman of the Board of Directors

Harrow, Inc. 2026 Proxy Statement	44

Q&A ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

Why am I receiving these materials?

You are receiving these materials because the Board of Directors of Harrow, Inc. is soliciting your proxy to vote your shares at the 2026 Annual Meeting of Stockholders.

When and where is the Annual Meeting?

The Annual Meeting will be held on June 18, 2026, at 8:00 a.m. Central Time, at 1A Burton Hills Blvd., Suite 200, Nashville, Tennessee 37215.

What am I voting on?

Stockholders will be asked to vote on:

1.	the election of the four director nominees named in this Proxy Statement;
2.	an advisory vote to approve the compensation of the Company’s named executive officers; and
3.	the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2026.

Who can vote?

Only stockholders of record at the close of business on April 21, 2026 are entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of paper copies?

In accordance with SEC rules, the Company is furnishing proxy materials to many stockholders over the Internet rather than mailing paper copies. The notice contains instructions on how to access the proxy materials online and request paper copies.

What is the difference between holding shares as a stockholder of record and as a beneficial owner in street name?

If your shares are registered directly in your name with the Company’s transfer agent, you are the stockholder of record. If your shares are held in a brokerage account or by a bank or other nominee, you are the beneficial owner of shares held in street name and have the right to direct your broker, bank or other nominee on how to vote your shares.

How do I vote, and can I vote in person at the Annual Meeting?

If you are a stockholder of record, you may vote by following the instructions provided in the proxy materials or by voting in person at the Annual Meeting. If your shares are held through a broker, bank or other nominee, you should follow the voting instructions provided by that institution. Street name holders may attend the Annual Meeting, but must obtain a legal proxy from their broker, bank or other nominee to vote their shares in person.

Can I revoke my proxy?

Yes. If you are a stockholder of record, you may revoke your proxy at any time before it is voted by submitting a later-dated proxy, delivering written notice of revocation to the Company’s Corporate Secretary, or voting in person at the Annual Meeting. If your shares are held in street name, you should contact your broker, bank or other nominee for instructions.

What constitutes a quorum?

A quorum will be present if a majority of the shares entitled to vote are represented at the Annual Meeting, either in person or by proxy. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum.

What vote is required to approve each proposal, and what effect do abstentions and broker non-votes have?

For Proposal 1, the four nominees receiving the highest number of votes cast will be elected. For Proposal 2 and Proposal 3, approval requires the affirmative vote of a majority of the votes cast on the proposal at a meeting at which a quorum is present. Abstentions and broker non-votes will not affect the outcome of any proposal. Proposal 3 is considered a routine matter, and brokers generally may vote uninstructed shares on that proposal; the other proposals are non-routine matters.

Where can I find the proxy materials?

The proxy materials are available at www.proxyvote.com.

Who bears the cost of solicitation?

The Company will bear the cost of soliciting proxies, including preparing, assembling, printing and mailing the proxy materials and making them available on the Internet. The Company also may reimburse brokers, banks and other nominees for their reasonable costs in forwarding proxy materials to beneficial owners.

Harrow, Inc. 2026 Proxy Statement	45

HARROW, INC.

1A Burton Hills Blvd., Suite 200
Nashville, TN 37215
www.harrowinc.com

HARROW
Your patients. Our purpose.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 17, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 17, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V92451-P48349

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HARROW, INC.

The Board of Directors recommends you vote "FOR" the following board nominees:

	For All	Withhold All	For All Except
1. Election of Directors:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

01) Mark L. Baum
02) Adrienne L. Graves
03) Lauren P. Silvernail
04) Perry J. Sternberg

The Board of Directors recommends you vote "FOR" the following proposals:

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may come before the meeting or any adjournment or postponement thereof.

IMPORTANT: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

V92452-P48349

HARROW, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS – JUNE 18, 2026, AT 8:00 A.M., CENTRAL TIME

The undersigned stockholder(s) of Harrow, Inc., a Delaware corporation (the "Company"), hereby revoking any proxy heretofore given, does hereby appoint Mark L. Baum and Andrew R. Boll, and either of them, with full power to act alone, the true and lawful attorneys-in-fact and proxies of the undersigned, with full powers of substitution, and hereby authorize(s) them and each of them, to represent the undersigned and to vote all shares of common stock of the Company that the undersigned is/are entitled to vote at the 2026 Annual Meeting of Stockholders of the Company to be held on June 18, 2026, at 8:00 a.m., Central Time, at 1A Burton Hills Blvd., Suite 200, Nashville, Tennessee 37215, and any and all adjournments and postponements thereof, with all powers the undersigned would possess if personally present, on the following proposals, each as described more fully in the accompanying proxy statement, and any other matters coming before said meeting.

When this proxy is properly executed, the votes entitled to be cast by the undersigned stockholder(s) will be cast in the manner directed on the reverse side. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned stockholder(s) will be cast in accordance with the recommendations of the Board of Directors indicated on the reverse side.

PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)